$45,000,000
CREDIT AGREEMENT
Dated as of
November 13, 1996
Among
GENERAL HOUSEWARES CORP.,
THE BANKS SIGNATORY HERETO,
AND
HARRIS TRUST AND SAVINGS BANK
as Agent




TABLE OF CONTENTS
SECTION       PAGE
SECTION 1.   THE CREDIT FACILITY
Section 1.1.    The Revolving Credit
SECTION 2.   GENERAL PROVISIONS APPLICABLE TO ALL LOANS
Section 2.1.    Applicable Interest Rates
Section 2.2.    Minimum Borrowing Amounts
Section 2.3.    Borrowing Procedures
Section 2.4.    Interest Periods
Section 2.5.    Maturity of Loans
Section 2.6.    Prepayments
Section 2.7.    Default Rate
Section 2.8.    The Notes
Section 2.9.    Commitment Terminations
Section 2.10.   Funding Indemnity
Section 2.11.   Margin Adjustments
SECTION 3.    FEES
Section 3.1.     Commitment Fee
Section 3.2.     Closing Fees
Section 3.3.     Agent's Fees
Section 3.4.     Letter of Credit Fees
Section 3.5.     Transaction Charges
SECTION 4.    PLACE AND APPLICATION OF PAYMENTS; EXTENSION OF
TERMINATION DATE
Section 4.1.     Place and Application of Payments
SECTION 5.    DEFINITIONS; INTERPRETATION
Section 5.1.     Definitions
Section 5.2.     Interpretation
SECTION 6.    REPRESENTATIONS AND WARRANTIES
Section 6.1.     Organization and Qualification
Section 6.2.     Subsidiaries
Section 6.3.     Corporate Authority and Validity of Obligations
Section 6.4.     Not an Investment Company
Section 6.5.     Margin Stock
Section 6.6.     Financial Reports
Section 6.7.     No Material Adverse Change
Section 6.8.     Litigation
Section 6.9.     Tax Returns
Section 6.10.   Approvals
Section 6.11.   Liens
Section 6.12.   ERISA
Section 6.13.   Material Agreements
Section 6.14.   Compliance with Environmental Laws
SECTION 7.    CONDITIONS PRECEDENT
Section 7.1.     Initial Borrowing
Section 7.2.     All Loans and Letters of Credit
Section 7.3. Additional Conditions to Loans (other than Refunding Borrowings), Letters of Credit
Section 7.4.     Letters of Credit
Section 7.5.     Termination of The 1994 Credit Agreement
SECTION 8.    COVENANTS
Section 8.1.     Corporate Existence
Section 8.2.     Maintenance
Section 8.3.     Taxes
Section 8.4.     Insurance
Section 8.5.     Financial Reports and Other Information
Section 8.6.     Consolidated Net Worth
Section 8.7.     Leverage Ratio
Section 8.8.     Fixed Charge Coverage Ratio
Section 8.9.     Minimum Current Ratio
Section 8.10.   Distributions
Section 8.11.   Indebtedness for Borrowed Money
Section 8.12.   Sale and Leaseback
Section 8.13.   Investments
Section 8.14.   Capital Expenditures
Section 8.15.   Mergers, Consolidations, Leases, and Sales
Section 8.16.   ERISA
Section 8.17.   Conduct of Business
Section 8.18.   Liens
Section 8.19.   Use of Proceeds; Margin Stock
Section 8.20.   Compliance with Laws
SECTION 9.    EVENTS OF DEFAULT AND REMEDIES
Section 9.1.     Events of Default
Section 9.2.     Non-Bankruptcy Defaults
Section 9.3.     Bankruptcy Defaults
Section 9.4.     Letters of Credit
Section 9.5.     Expenses
SECTION 10.  CHANGE IN CIRCUMSTANCES
Section 10.1.   Change of Law
Section 10.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of
                        LIBOR
Section 10.3.   Increased Cost and Reduced Return
Section 10.4.   Lending Offices
Section 10.5.   Discretion of Bank as to Manner of Funding
SECTION 11.  THE AGENT
Section 11.1.   Appointment and Authorization
Section 11.2.   Agent and Affiliates
Section 11.3.   Action by Agent
Section 11.4.   Consultation with Experts
Section 11.5.   Liability of Agent
Section 11.6.   Indemnification
Section 11.7.   Credit Decision
Section 11.8.   Resignation of the Agent
Section 11.9.   Payments
SECTION 12.  MISCELLANEOUS
Section 12.1.   Withholding Taxes
Section 12.2.   No Waiver of Rights
Section 12.3.   Non-Business Day
Section 12.4.   Documentary Taxes
Section 12.5.   Survival of Representations
Section 12.6.   Survival of Indemnities
Section 12.7.   Sharing of Set-Off
Section 12.8.   Notices
Section 12.9.   Counterparts
Section 12.10. Successors and Assigns
Section 12.11. Participants and Note Assignees
Section 12.12. Assignment of Commitments by Banks
Section 12.13. Amendments
Section 12.14. Non-Reliance on Margin Stock
Section 12.15. Legal Fees and Indemnification
Section 12.18. Governing Law
Section 12.19. Headings
Section 12.20. Entire Agreement
Exhibit A          Revolving Credit Note
Exhibit B          Subsidiaries of General Housewares Corp.
Exhibit C         Opinion of Counsel
Exhibit D         Compliance Certificate
Exhibit E         Funded Debt of Subsidiaries and Existing Short Term
Indebtedness of
                       Borrower
Exhibit F         Liens
Exhibit G        Guaranties
Exhibit H        Description of First Colony and American Mayflower Debt



CREDIT AGREEMENT
To each of the Banks signatory hereto
Ladies and Gentlemen:
The undersigned, General Housewares Corp., a Delaware corporation (the "Borrower"), applies to you for your several commitments, subject to all the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make a revolving credit facility (the "Revolving Credit") available in the form of loans or letters of credit, all as more fully hereinafter set forth. Each of you is hereinafter referred to as a "Bank", all of you are hereinafter referred to collectively as the "Banks" and Harris Trust and Savings Bank in its capacity as agent hereunder is hereinafter referred to as the "Agent".

SECTION 1.     THE CREDIT FACILITY;.

Section 1.1. The Revolving Credit;. (a) General. Subject to the terms and conditions hereof, the Banks agree to extend the Revolving Credit to the Borrower which may be availed of by the Borrower in its discretion from time to time to and including the Termination Date. The Revolving Credit, subject to all of the terms and conditions hereof, may be utilized by the Borrower in the form of loans ("Loans"), letters of credit (such letters of credit, together with all letters of credit issued and outstanding under The 1994 Credit Agreement which shall be deemed issued and outstanding hereunder, the "Letters of Credit"), all as more fully hereinafter set forth. The maximum amount of the Revolving Credit which each Bank agrees to extend to the Borrower (which in the case of Eurocurrency Loans denominated in an Alternative Currency means the Original Dollar Amount thereof) shall be as set forth opposite its name under the heading "Revolving Credit Commitment" on the applicable signature page hereof (its "Revolving Credit Commitment" and cumulatively for all the Banks the "Revolving Credit Commitments") (subject to any reductions thereof pursuant to the terms hereof). The obligations of the Banks hereunder are several and not joint and no Bank shall under any circumstances be obligated to extend credit hereunder in excess of its Revolving Credit Loan Commitment.
     (b) Loans. Each Borrowing of Loans shall be made ratably from the Banks in proportion to their respective Commitments. The Borrower may elect that each Borrowing of Loans be made available by means of Domestic Rate Loans denominated in U.S. Dollars or Eurocurrency Loans denominated either in U.S. Dollars or an Alternative Currency.
     (c) Letters of Credit. (i) General Terms. Subject to all of the terms and conditions hereof, the Revolving Credit may be availed of in the form of Letters of Credit, provided that the maximum Letter of Credit Utilization under the Revolving Credit (which in the case of Letters of Credit payable in an Alternative Currency means the U.S. Dollar Equivalent thereof as determined pursuant to Section 1.1(c)(vi) hereof) shall at no time exceed $10,000,000 (the "Letter of Credit Subfacility Amount"). The Letters of Credit shall be issued by the Agent for the pro rata account of the Banks, and, accordingly, each Letter of Credit shall be deemed to utilize the Commitments of all Banks pro rata in accord with the respective amounts thereof.
     (ii) Term. Each Letter of Credit issued hereunder shall expire not later than the earlier of (i) one year from the date issued (or be cancelable not later than one year from the date issued) or (ii) the Termination Date.
       (iii) General Characteristics. Each Letter of Credit issued hereunder shall be payable in U.S. dollars or an Alternative Currency, shall conform to the general requirements of the Agent for the issuance of commercial or standby letters of credit (as appropriate) as to form and substance and shall be a letter of credit which the Agent may lawfully issue.
       (iv) Applications. At the time the Borrower requests each Letter of Credit to be issued (or prior to the first issuance of a Letter of Credit, in the case of a continuing application), it shall execute and deliver to the Agent an application for such Letter of Credit in the form customarily prescribed by the Agent for a Letter of Credit of the type requested (the "Applications"). In the event that the Agent is not promptly reimbursed for the amount of any draft drawn under a Letter of Credit issued hereunder, the obligation of the Borrower to reimburse it for the amount of such draft so paid by the Agent shall bear interest (which the Borrower hereby promises to pay) from and after the date such draft is paid until payment in full thereof
(a) in the case of a draft payable in U.S. Dollars, at the rate per annum determined by adding 2% per annum to the Domestic Rate as from time to time in effect and (b) in the case of a draft payable in an Alternative Currency, at the rate per annum determined by adding 2% to the sum of the Overnight Eurocurrency Rate as from time to time in effect and the Applicable Margin for Eurocurrency Loans under the Revolving Credit. Subject to the provisions hereof, the Borrower may request a Loan in payment of any such reimbursement obligation, such Loans to be evidenced by the Notes and, further, in the event the conditions precedent to making any such Loan are not satisfied, the Borrower hereby irrevocably authorizes the Banks to make a Domestic Rate Loan for payment of any such reimbursement obligations, any such Loan may be made without regard to the provisions of Section 5 hereof and the Borrower acknowledges and agrees, however, that the Banks shall be under no obligation to make any such Loan and the Banks shall incur no liability to the Borrower or any other Person for failing or refusing to make a Loan under this Section 1.1(c). This Agreement supersedes any terms of the Applications which are irreconcilably inconsistent with the terms hereof. Anything containe in the Applications to the contrary notwithstanding the Borrower shall pay fees in connection with Letters of Credit as set forth in Sections 3.4 and 3.5 hereof.
       (v) Change in Law. If the Agent or any Bank shall determine in good faith that any change in any applicable law, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Bank (whether or not having the force of law) shall:
       (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against the Letters of Credit, or the Agent's or such Bank's or the Borrower's liability with respect thereto; or
       (ii) impose on the Agent or such Bank any penalty with respect to the foregoing or any other condition regarding this Agreement, the Applications or the Letters of Credit;
and the Agent or such Bank shall determine in good faith that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to the Agent or such Bank of issuing, maintaining or participating in the Letters of Credit hereunder (without benefit of, or credit for, any prorations, exemptions, credits or other offsets available under any such laws, regulations, guidelines or interpretations thereof), then the Agent or such Bank shall use its best efforts to give the Borrower prompt notice thereof and the Borrower shall pay on demand to the Agent or such Bank from time to time as specified by the Agent or such Bank such additional amounts as the Agent or such Bank shall reasonably determine are sufficient to compensate and indemnify it (computed commencing on the effective date of any event mentioned herein) for such increased cost. If the Agent or a Bank makes such a claim for compensation, it shall provide to the Borrower a certificate setting forth such increased costs as a result of any event mentioned herein and such certificate shall be prima facie evidence as to the amount thereof.
       (vi) Foreign Currency Equivalency. For all purposes of determining the amount of Letters of Credit hereunder, Letters of Credit payable in an Alternative Currency shall be converted into their U.S. Dollar Equivalent as of the time issued and shall be reconverted into their U.S. Dollar Equivalent as of the first day of each calendar quarter (and as of any other time the Required Banks deem appropriate), with each such redetermination to apply until the next determination.
       (d) Participation in Letters of Credit. Each Bank shall participate on a pro rata basis in the Letters of Credit issued by the Agent, which participation shall automatically arise upon the issuance of each Letter of Credit. Each Bank unconditionally agrees that in the event the Agent is not immediately reimbursed by the Borrower for the amount paid by it on any draft presented under a Letter of Credit, then in that event such Bank shall pay to the Agent that portion of the amount of each draft so paid by the Agent which is equal to the same percentage of the amount so paid as the percentage which its Commitment bears to the aggregate of the Commitments and in return such Bank shall automatically receive an equivalent percentage participation in the rights of the Agent to obtain reimbursement from the Borrower for the amount of such draft, together with interest thereon as provided for herein. In the event that any Bank fails to honor its obligation to reimburse the Agent for its pro rata share of the amount of any such draft then in that event (i) each other Bank shall pay to the Agent its pro rata share of the payment due the Agent from the defaulting Bank, (ii) the defaulting Bank shall have no right to participate in any recoveries from the Borrower in respect of such draft and (iii) all amounts to which the defaulting Bank would otherwise be entitled under the terms of this Agreement shall first be applied to reimbursing the Banks for their respective pro rata shares of the defaulting Bank's portion of the draft together with interest thereon at the rate provided for in Section 1.1(c)(iv) hereof. Upon reimbursement to other Banks pursuant to clause (iii) above of the amounts advanced by them to the Agent in respect of the defaulting Bank's share of the draft, together with interest thereon, the defaulting Bank shall thereupon be entitled to its participation in the Agent's rights of recovery against the Borrower in respect of the draft paid by the Agent.

SECTION 2.       GENERAL PROVISIONS APPLICABLE TO ALL LOANS;.

Section 2.1. Applicable Interest Rates;. (a) Domestic Rate Loans. Each Domestic Rate Loan made by a Bank (including Loans made pursuant to Section 1.1(c) hereof) shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the Domestic Rate from time to time in effect, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise).
"Domestic Rate" means for any day the greater of:
       (i) the rate of interest announced by the Agent from time to time as its prime commercial rate, or equivalent, with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; and
       (ii) the sum of (x) the rate for that day set forth opposite the caption "Federal Fund (Effective)" in the daily statistical release designated as "Composite 3:30 P.M. Quotations for U.S. Government Securities", or any successor publication, published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, the arithmetic average of the rates quoted to the Agent as the prevailing rates per annum (rounded upward, if necessary, to the next higher 1/100 of 1%) bid at approximately 10:00 A.M. (Chicago time) (or as soon thereafter as is practicable) on such day by two or more New York or Chicago Federal funds dealers of recognized standing selected by the Agent for the purchase at face value of Federal funds in the secondary market in an amount comparable to the principal amount owed to the Banks for which such rate is being determined, plus (y) 1/2 of 1% (0.50%).
       (b) Eurocurrency Loans. (i) General. Each Eurocurrency Loan made by a Bank (including Loans made pursuant to Section 1.1(c) hereof) shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the applicable Eurocurrency Margin plus the Adjusted LIBOR, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the date such Loan is made.

"Adjusted LIBOR" means, for any Borrowing of Eurocurrency Loans, a rate per annum determined in accordance with the following formula:

       Adjusted LIBOR =                       LIBOR
              100% - Eurocurrency Reserve Percentage

"LIBOR" means, with respect to an Interest Period for a Borrowing of Eurocurrency Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rate of interest per annum, as determined by the Agent (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%), at which deposits of U.S. Dollars or the relevant Alternative Currency in immediately available and freely transferable funds are offered to the Agent at 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period by major banks in the interbank market for a period equal to such Interest Period and in an amount approximately equal to the principal amount of the Eurocurrency Loan scheduled to be made by the Agent as part of such Borrowing.

"LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars or the relevant Alternative Currency for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two Business Days before the commencement of such Interest Period.

"Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in U.S. Dollars or the relevant Alternative Currency).
"Eurocurrency Reserve Percentage" means, for any Borrowing of Eurocurrency Loans, the daily average for the applicable Interest Period of the maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on "eurocurrency liabilities", as defined in such Board's Regulation D, (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on

Eurocurrency Loans is determined or any category of extension of credit or other assets that include loans by non-United States offices of any Bank to United States residents) subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurocurrency Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.
"Eurocurrency Margin" means 1.00% subject to adjustment as provided in Section
2.11 hereof.
       (ii) Borrowings of Alternative Currencies. On the date the Borrower requests a Borrowing of Eurocurrency Loans from the Banks in an Alternative Currency, as provided in Section 2.3(a) below, the Agent shall promptly notify each Bank of the currency in which such Borrowing is requested. If a Bank determines that such Alternative Currency is not available to it in sufficient amount and for a sufficient term to enable it to make the Loan requested of it as part of such Eurocurrency Borrowing and so notifies the Agent no later than 2:00 p.m. (Chicago time) on the same day it receives notice from the Agent of such requested Loan, the Agent shall promptly so notify the Borrower. If the Borrower nevertheless desires such Borrowing, it must notify the Agent by no later than 3:00 p.m. (Chicago time) on such day. If the Agent does not receive such notice from the Borrower by 3:00 p.m. (Chicago time), the Borrower shall automatically be deemed to have revoked its request of the Eurocurrency Borrowing and the Agent will promptly notify the Banks of such revocation. If the Borrower does give such notice by 3:00 p.m. (Chicago time), each Bank that did not notify the Agent by 2:00 p.m. (Chicago time) that the requested Alternative Currency is unavailable to it to fund the requested Loan shall, subject to Section 7 hereof, make its Loan in the Alternative Currency requested in accordance with Section 2.3(d) hereof. Each Bank that did so notify the Agent by 2:00 p.m. (Chicago time) that it would not be able to make the Loan requested from it shall, subject to Section 7 hereof, make a Eurocurrency Loan denominated in U.S. Dollars in the amount of the Original Dollar Amount of, and with the same Interest Period as, the Eurocurrency Loan such Bank was originally requested to make. Such Eurocurrency Loan denominated in U.S. Dollars shall be made by the affected Bank on the same day as the other Banks make their Eurocurrency Loans denominated in the applicable Alternative Currency as part of the relevant Borrowing f Eurocurrency Loans, but shall bear interest with reference to the Adjusted LIBOR applicable to U.S. Dollars rather than the relevant Alternative Currency for the applicable Interest Period and shall be made available in accordance with the procedures for disbursing U.S. Dollar Loans under Section 2.3(d) hereof. Any Loan made in an Alternative Currency shall be advanced in such currency, and all payments of principal and interest thereon shall be made in such Alternative Currency.
       (c) Rate Determinations. The Agent shall determine each interest rate applicable to the Loans and reimbursement obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.

       Section 2.2. Minimum Borrowing Amounts;. Each Borrowing of Domestic Rate Loans shall be in an amount not less than $1,000,000, or any larger amount that is an integral multiple of $500,000. Each Borrowing of Eurocurrency Loans denominated in U.S. Dollars shall be in an amount not less than $3,000,000, or any larger amount that is an integral multiple of $1,000,000. Each Borrowing of Eurocurrency Loans denominated in an Alternative Currency shall be in an amount for which the U.S. Dollar Equivalent is not less than $3,000,000 or any larger amount that is an integral multiple of the U.S. Dollar equivalent of $1,000,000 or, solely in the case of Refunding Borrowing for a Borrowing in an Alternative Currency, if less, the same amount of the Alternative Currency as the maturing Borrowing.

       Section 2.3.       Borrowing Procedures;.  (a) Notice to the Agent.
The Borrower shall give telephonic or telecopy notice to the Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) by no later than 10:00 A.M. (Chicago time) (i) on the date at least three (3) Business Days prior to the date of each requested Borrowing of Eurocurrency Loans and (ii) on the date of any requested Borrowing of Domestic Rate Loans. Each such notice shall specify the date of the requested Borrowing (which shall be a Business Day), the amount of the requested Borrowing, the type of Loans to comprise such Borrowing and, if such Borrowing is to be comprised of Eurocurrency Loans, the Interest Period applicable thereto and if such Borrowing is of a Eurocurrency Loan denominated in an Alternative Currency, the Alternative Currency in which such Loan is to be denominated. The Borrower agrees that the Agent may rely on any such telephonic or telecopy notice given by any person it in good faith believes is an Authorized Representative without the necessity of independent investigation and in the event any notice by such means conflicts with the written confirmation, such notice shall govern if the Agent has acted in reliance thereon.
       (b) Notice to the Banks. The Agent shall give prompt telephonic, telex or telecopy notice to each of the Banks of any borrowing request received pursuant to Section 2.3(a) above and, if such notice requests the Banks to make Eurocurrency Loans, the Agent shall give notice to the Borrower and each of the Banks by like means of the interest rate applicable thereto (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) promptly after the Agent has made such determination.
       (c) Borrower's Failure to Notify. In the event Borrower fails to give notice pursuant to Section 2.3(a) above of the reborrowing of the principal amount of any maturing Borrowing of Loans denominated in U.S. Dollars and has not notified the Agent by 10:00 A.M. (Chicago time) on the day such Borrowing matures that it intends to repay such Borrowing, the Borrower shall be deemed to have requested a Borrowing of Domestic Rate Loans on such day in the amount of the maturing Borrowing of Loans, subject to Section 7.2 hereof. In the event the Borrower fails to give notice pursuant to Section 2.3(a) above of the reborrowing of the principal amount of any maturing Borrowing of Loans denominated in an Alternative Currency and has not notified the Agent by 10:00 A.M. (Chicago time) on the day such Borrowing matures that it intends to repay such Borrowing, the Borrower shall be deemed to have required a Borrowing of Eurocurrency Loans denominated in the same currency as the maturing Borrowing on such day in the amount of the maturing Borrowing of Loans with an Interest Period of one (1) month, subject to Section 7.2 hereof.
       (d) Disbursement of Loans. Not later than 11:00 A.M. (Chicago time) on the date of any Borrowing of Loans denominated in U.S. Dollars other than Domestic Rate Loans, and not later than 12 Noon (Chicago time) on the date of any Borrowing of Domestic Rate Loans, each Bank shall make available its Loan in funds immediately available in Chicago, Illinois at the principal office of the Agent, except to the extent such Borrowing is either a reborrowing, in whole or in part, of the principal amount of a maturing Borrowing of Loans (a "Refunding Borrowing") or a refinancing of a reimbursement obligation with respect to a letter of credit issued (a "Refinancing Borrowing"), in which case each Bank shall record the Loan made by it as a part of such Refunding Borrowing or Refinancing Borrowing, as the case may be, on its books or records or on a schedule to the appropriate Note, as provided in Section 2.8 hereof, and shall effect the repayment, in whole or in part, as appropriate, of its maturing Loan or reimbursement obligation through the proceeds of such new Loan. Subject to Section 7 hereof, the Agent shall make the proceeds of each Borrowing available to the Borrower at the Agent's principal office in Chicago, Illinois. If a Borrowing is to be denominated in an Alternative Currency, subject to Sections 2.1(b)(ii) and 7 hereof, each Bank shall make available its Loan in the Alternative Currency at such office as the Agent has previously notified to each Bank, for delivery to the Borrower at the Agent's direction, in funds then customary for the settlement of international transactions in such currency and no later than such local time as is necessary for such funds to be received and transferred to the Borrower for same day value, except to the extent such Borrowing is a Refunding Borrowing or a Refinancing Borrowing, in which case each Bank shall record the Loan made by it as part of such Refunding Borrowing or Refinancing on its books and records or on a schedule to the appropriate Note as provided in ection 2.8 hereof, and shall effect the repayment, in whole or in part, as appropriate, of its maturing Loan or reimbursement obligation through the proceeds of such new Loan.

       Section 2.4. Interest Periods;. As provided in Section 2.3 hereof, at the time of each request for the Borrowing of Loans hereunder the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is made and ending, (a) in the case of Domestic Rate Loans, on the last day of the calendar quarter in which such Loan is made (i.e. the first to occur of March 31, June 30, September 30, and December 31 following the date such Borrowing is made) and (b) in the case of Eurocurrency Loans, the date, as the Borrower may select, 1, 2, 3 or 6 months thereafter; provided, however, that:
       (a) any Interest Period for a Borrowing of Domestic Rate Loans commencing less than 90 days before the Termination Date shall end on the Termination Date;
       (b) with respect to any Borrowing of Eurocurrency Loans, the Borrower may not select an Interest Period that extends beyond the Termination Date;
       (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, in the case of an Interest Period for a Borrowing of Eurocurrency Loans, if such extension would cause the last day of such Interest Period to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and
       (d) for purposes of determining the Interest Period for a Borrowing of Eurocurrency Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

       Section 2.5. Maturity of Loans;. Each Loan shall mature and become due and payable by the Borrower on the last day of the Interest Period applicable thereto.

       Section 2.6. Prepayments;. (a) Voluntary. (i) Domestic Loans. The Borrower shall have the privilege of prepaying without premium or penalty and in whole or in part (but, if in part, then: (i) in an amount not less than $1,000,000 and in integral multiples of $500,000 in the case of Domestic Rate Loans and (ii) in an amount such that the minimum amount required for a Borrowing pursuant to Section 2.2 hereof remains outstanding) on any Business Day upon prior notice to the Agent which must be received by the Agent (which shall advise each Bank thereof promptly thereafter) by no later than 11:00 a.m. on the prepayment date, such prepayment to be made by the payment of the principal amount to be prepaid.
       (ii) Eurocurrency Loans. The Borrower may not prepay any Eurocurrency Loan before its maturity.
       (iii) Reborrowings. Any amount paid or prepaid on the Loans before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.
       (b) Mandatory. Concurrently with each reduction of the Commitments (whether voluntarily or required) the Borrower shall prepay the Notes by the amount, if any, necessary so that the aggregate outstanding principal balance of the Notes, when taken together with the aggregate outstanding amounts of Letter of Credit Utilization shall not exceed the Commitments as so reduced, each such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment, and in the case of Eurocurrency Loans, any compensation required by Section 2.10 hereof. Additionally, in the event that outstanding Letter of Credit Utilization (which in the case of Letters of Credit payable in an Alternative Currency shall mean the U.S. Dollar Equivalent thereof as determined pursuant to Section 1.1(c)(vi) hereof) shall at any time exceed the Letter of Credit Subfacility Amount, the Borrower shall pay the amount of such excess to the Agent, which each such payment first to be applied to outstanding reimbursement obligations with respect to Letters of Credit until payment in full thereof with any remaining balance to be held by the Agent as collateral security for the obligations owing with respect to the Letters of Credit.

       Section 2.7. Default Rate;. If any payment of principal on any Loan is not made when due (whether by acceleration or otherwise) or not repaid pursuant to a Refinancing Borrowing or Refunding Borrowing hereunder, such Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:
       (a) with respect to any Domestic Rate Loan, the sum of two percent (2%) plus the Domestic Rate from time to time in effect;
       (b) with respect to any Eurocurrency Loan denominated in U.S. Dollars the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) plus the Domestic Rate from time to time in effect; and
       (c) with respect to any Eurocurrency Loan denominated in an Alternative Currency, the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of the Applicable Eurocurrency Margin, plus two percent (2%) plus the Overnight Eurocurrency Rate.

       Section 2.8. The Notes;. (a) Each Loan made to the Borrower by a Bank (including Loans made pursuant to Section 1.1(c)(iv) hereof) shall be evidenced by a promissory note of the Borrower in the form of Exhibit A hereto (individually, a "Note" and collectively, the "Notes"). Such Notes shall be dated the date hereof, payable to the order of each Bank and shall otherwise be in the form of the relevant Exhibits hereto.
       (b) Each Bank shall record on its books or records or on a schedule to the appropriate Note the amount of each Loan made by it to the Borrower, the Interest Period thereof, all payments of principal and interest and the principal balance from time to time outstanding thereon, in respect of any Eurocurrency Loan, the interest rate applicable thereto and the currency in which such Loan is made, and, in respect of any Loan, the type of such Loan; provided that prior to the transfer of any Note all such amounts shall be recorded on a schedule to such Note. The record thereof, whether shown on such books or records of a Bank or on a schedule to any Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of any Bank and upon such Bank tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such Bank to replace any outstanding Note and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

       Section 2.9. Commitment Terminations;. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior written notice to the Agent, to terminate without premium or penalty, in whole or in part, the Commitments, any partial termination to be in an amount not less than $5,000,000 or any larger amount that is an integral multiple of $1,000,000, and to reduce ratably the respective Commitments of each Bank; provided that Commitments may not be reduced to an amount less than the sum of
(a) the aggregate principal amount of Loans (which, in the case of Eurocurrency Loans denominated in an Alternative Currency, shall mean the Original Dollar Amount thereof) and (b) the Letter of Credit Utilization then outstanding (which in the case of Letters of Credit payable in an Alternative Currency shall mean the U.S. Dollar Equivalent thereof as determined pursuant to Section 1.1(c)(vi) hereof). Any termination of Commitments pursuant to this Section 2.9 may not be reinstated.

       Section 2.10. Funding Indemnity;. In the event any Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurocurrency Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:
       (a) any payment or prepayment of a Eurocurrency Loan on a date other than the last day of its Interest Period,
       (b) any failure (because of a failure to meet the conditions of Section 7 or otherwise) by the Borrower to borrow a Eurocurrency Loan on the date specified in a notice given pursuant to Section 2.3 hereof (unless such notice was revoked in accordance with Section 2.1(b)(ii) in the event a Bank determined that the requested Alternative Currency in which such Eurocurrency Loan was to be made was unavailable to it),
       (c) any failure by the Borrower to make any payment of principal on any Eurocurrency Loan when due (whether by acceleration or otherwise), or
       (d) any acceleration of the maturity of a Eurocurrency Loan as a result of the occurrence of any Event of Default hereunder, then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Agent, a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be conclusive.

       Section 2.11. Margin Adjustments.; The applicable Eurocurrency Margin specified in Section 2.1(b) hereof shall be subject to quarterly adjustment (commencing with the fiscal quarter ending June 30, 1997) based upon the ratio of (a) average monthly Consolidated Funded Debt for the immediately preceding four fiscal quarters ended on each such fiscal quarter end to (b) Consolidated Income Before Interest, Taxes and Depreciation for the immediately preceding four fiscal quarters ended on each such fiscal quarter end (the "Cash Flow Ratio") as follows (the margins from time to time applicable to the Eurocurrency Loans being hereinafter referred to as the "Applicable Eurocurrency Margin"):

If as of the last day of any fiscal quarter.          Applicable Eurocurrency
                                                      Margin Shall Each Be:

Level I:                                                     .625%
Cash Flow Ratio is less than 1.75 to 1.00Level ii:
                      .75%
Cash Flow Ratio is greater than or equal to 1.75 to 1.00 but less than or equal to 2.50 to 1Level iii:
1.00%
Cash Flow Ratio is greater than 2.50 to 1.00 but less than or equal to 2.75 to
1.00Level iv:                                                   1.25%
Cash Flow Ratio is greater than 2.75 to 1.00Not later than five Business Days after receipt by the Agent of the financial statements and the compliance certificate called for by Section 8.5 hereof for the applicable quarter, the Agent shall determine the Cash Flow Ratio for the applicable period based on the information contained in such financial statements and compliance certificate and shall promptly notify the Borrower and the Banks of such determination and of any change in the Applicable Eurocurrency Margin resulting therefrom, any such change in the Applicable Eurocurrency Margin to be effective as of the date the Agent so notifies the Borrower, with such new Applicable Eurocurrency Margin to continue in effect until the effective date of the next quarterly redetermination in accordance with the foregoing. Each determination of the Cash Flow Ratio and Applicable Eurocurrency Margin by the Agent in accordance with this Section shall be conclusive and binding on the Borrower and the Banks absent manifest error. The foregoing to the contrary notwithstanding, in the event the Borrower shall have failed to deliver the financial statements for the applicable quarter within the times provided by
Section 8.5 hereof, the highest applicable margins shall apply until delivery of such financial statements.

SECTION 3.       FEES;.

       Section 3.1. Commitment Fee;. The Borrower shall pay to the Agent for the ratable account of the Banks a commitment fee at the rate of one-fourth of one percent (0.25%) per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Unused Amount of the Revolving Credit Commitments hereunder, provided however, that at all times during which Level IV pricing is in effect pursuant to Section
2.11 hereof, including the times provided for by the last sentence of such Section the rate of the commitment fee payable pursuant hereto shall be increased to three-eighths of one percent (.375%) per annum computed as aforesaid. Such commitment fee is payable in arrears on the last day of each March, June, September and December occurring after the date hereof (commencing December 31, 1996) and on the Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the fees for the period to the date of such termination in whole shall be paid on the date of such termination.

       Section 3.2. Closing Fees;. The Borrower shall pay to the Agent for the account of each of the Banks, the closing fees specified in the letters dated November 4, 1996 from the Agent to the Banks.

       Section 3.3. Agent's Fees;. The Borrower shall from time to time pay the Agent for its own use and benefit such fees as the Borrower and the Agent have mutually agreed upon.

       Section 3.4. Letter of Credit Fees;. (a) Standby Letters of Credit. The Borrower shall pay to the Agent for the ratable account of the Banks a nonrefundable fee for each special purpose standby Letter of Credit issued hereunder equal to one percent (1%) per annum (computed on the basis of a year of 360 days and actual days elapsed) (or such other rate as may be agreed upon by the Borrower and the Banks) of the initial face amount of each standby Letter of Credit, such fee to be payable in U. S. Dollars in advance on the date of issuance of the relevant Letter of Credit and, in the event the term of any Letter of Credit expires or is extendible for more than one year from the issuance date thereof, on the date(s) occurring each year thereafter and such fee to be nonrefundable in the event any Letter of Credit is terminated or canceled prior to its expressed maturity date.

       (b) Commercial Letters of Credit. The Borrower shall pay to the Agent in U. S. Dollars, for the ratable account of the Banks, a nonrefundable negotiation fee for each documentary commercial letter of credit issued hereunder in an amount equal to 1/4 of 1% of the initial face amount of such Letter of Credit, such fee to be payable upon issuance of such letter of credit.

       Section 3.5. Transaction Charges;. The Borrower shall pay to the Agent for its own account such issuing and processing fees and charges as the Agent from time to time customarily imposes in connection with the issuance, negotiation and payment of letters of credit and drafts drawn thereunder, such fees to be paid in accord with the standard and customary practices of the Agent.

SECTION 4.       PLACE AND APPLICATION OF PAYMENTS; EXTENSION OF
TERMINATION
                 DATE
       Section 4.1. Place and Application of Payments;. All payments of principal of and interest on the Loans, reimbursement obligations with respect to Letters of Credit and all payments of fees and all other amounts payable under this Agreement shall be made to the Agent by no later than 12:00 noon (Chicago time) (a) at the principal office of the Agent in Chicago, Illinois (or such other location in the State of Illinois as the Agent may designate to the Borrower) or (b) if such payment is to be made in an Alternative Currency, no later than 12:00 noon local time at the place of payment to such office as the Agent has previously notified the Borrower, in each case for the benefit of the Banks. Any payments received after such time shall be deemed to have been received by the Agent on the next Business Day. All such payments shall be made (i) in the case of obligations payable in U.S. Dollars, in immediately available funds at the place of payment or (ii) in the case of obligations payable in an Alternative Currency, in such Alternative Currency in funds then customary for the settlement of international transactions in such currency, in all cases, without setoff or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans, reimbursement obligations with respect to Letters of Credit or fees ratably to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank, in each case to be applied in accordance with the terms of this Agreement.
Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the indebtedness evidenced by the Notes, this Credit Agreement and the other Loan Documents received, in each instance, by the Agent or any of the Banks after the occurrence of an Event of Default shall be remitted to the Agent and distributed as follows:
       (a) first, to the payment of any outstanding costs and expenses incurred by the Agent in monitoring, verifying, protecting, preserving or enforcing rights under the Credit Agreement or the Notes or the other Loan Documents and in any event including all costs and expenses of a character which the Borrower has agreed to pay under Sections 9.5 and 12.15 hereof (such funds to be retained by the Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Banks, in which event such amounts shall be remitted to the Banks to reimburse them for payments theretofore made to the Agent);
       (b) second, to the payment of any outstanding interest or other fees or amounts due under the Notes, the Credit Agreement and the other Loan Documents other than for principal, ratably as among the Banks in accord with the amount of such interest and other fees or amounts owing each Bank;
       (c) third, to the payment of the principal of the Notes and principal amounts owing in respect of other Obligations hereunder, ratably as among the Banks in accord with the amount of such principal owing each Bank;
       (d) fourth, to the Agent to be held as collateral security for all undrawn outstanding Letters of Credit hereunder unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied or such Letters of Credit have been terminated or expired; and
       (e) fifth, to the Borrower or whoever may be lawfully entitled thereto.

       Section 4.2. Extension of the Revolving Credit Termination Date. No sooner than 60 days prior to the second anniversary date of the Closing Date and no later than the second anniversary of the Closing Date (and, if the same shall have been extended pursuant to this Section 4.2, the third anniversary of the Closing Date) the Borrower may request in a written notice to the Agent that the scheduled Termination Date then in effect be extended for one (1) year. The Agent will promptly inform the Banks of such request and each Bank shall notify the Agent in writing within 30 days of receipt of such notice whether it agrees to such extension. In the event that any Bank shall fail to so notify the Agent whether it agrees to such extension, such Bank shall be deemed to have refused to grant the requested extension. Upon receipt by the Agent of the consent of all the Banks, the Borrower and the Banks shall enter into such documents as the Agent may deem necessary or appropriate to reflect such extension. In no event shall the Termination Date be extended beyond December 31, 2001.

SECTION 5.       DEFINITIONS; INTERPRETATION';.

       Section 5.1. Definitions;. The following terms when used herein have the following meanings:

"Adjusted LIBOR" is defined in Section 2.1(b) hereof.

"Agent" means Harris Trust and Savings Bank and any successor pursuant to
Section 11.8 hereof.

"Agreement Accounting Principles" shall mean generally accepted principles of accounting in effect at the time of the preparation of the financial statements referred to in Section 6.6 hereof, applied in a manner consistent with that used in preparing such statements.

"Alternative Currency" means each of Canadian Dollars, British Pounds Sterling, Japanese Yen or German Deutschmarks, so long as such currency is freely transferable and freely convertible into U.S. Dollars.

"Applicable Eurocurrency Margin" is defined in Section 2.11 hereof.

"Authorized Representative" means any of the persons shown on the list of officers provided by the Borrower pursuant to Section 7.1(c) hereof, or any other person shown on any updated such list provided by the Borrower to the Agent, or any further or different officer(s) or employee(s) of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Agent.

"Bank" means each bank signatory hereto.

"Borrower" means General Housewares Corp., a Delaware corporation.

"Borrowing" means the total of Loans of a single type made by one or more Banks to the Borrower on a single date and for a single Interest Period and if such Loans are Eurocurrency Loans, denominated in the same currency. Borrowings of Loans are made ratably from each of the Banks according to their Commitments.

"Business Day" means any day other than a Saturday or Sunday on which Banks are not authorized or required to close in Chicago, Illinois or New York, New York and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan, on which banks are dealing in United States Dollar deposits or the relevant Alternative Currency in the interbank market in London, England and Nassau, Bahamas and, if the applicable Business Day relates to a borrowing or payment of a Eurocurrency Loan denominated in an Alternative Currency, on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Loans are to be made.

"Capital Lease" of a Person means at any date any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

"Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person, prepared in accordance with Agreement Accounting Principles.

"Cash Flow Ratio" is defined in Section 2.11 hereof.

"Closing Date" shall mean November 13, 1996.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commitments" shall mean the Revolving Credit Commitments.

"Consolidated Current Assets" means the consolidated current assets of the Borrower and its Consolidated Subsidiaries determined in accordance with Agreement Accounting Principles.

"Consolidated Current Liabilities" means the consolidated current liabilities of the Borrower and its Consolidated Subsidiaries determined in accordance with Agreement Accounting Principles.

"Consolidated Funded Debt" means Funded Debt of the Borrower and its Subsidiaries on a consolidated basis without duplication.

"Consolidated Income Before Interest, Taxes and Depreciation" means, for any fiscal quarter, Consolidated Income Before Interest, Taxes, Depreciation and Rentals less all payments during such fiscal quarter pursuant to all operating leases, determined on a consolidated basis for the Borrower and the Consolidated Subsidiaries in accordance with Agreement Accounting Principles.

"Consolidated Income Before Interest, Taxes, Depreciation and Rentals" means, for any fiscal quarter, the sum of (i) earnings before income taxes for such fiscal quarter, plus (ii) Interest Expense for such fiscal quarter plus (iii) all charges for depreciation of fixed assets and amortization of Intangible Assets for such fiscal quarter plus (iv) payments during such fiscal quarter pursuant to all operating leases determined on a consolidated basis for the Borrower and the Consolidated Subsidiaries in accordance with Agreement Accounting Principles.

"Consolidated Net Earnings" for any period means the consolidated net income of the Borrower and its Consolidated Subsidiaries accrued during such period as computed on a consolidated basis in accordance with Agreement Accounting Principles, and, without limiting the foregoing, after deduction from gross income of all charges and reserves, including charges and reserves for all taxes on or measured by income, but excluding any profits or losses on the sale or other disposition not in the ordinary course of business of fixed or capital assets or on the acquisition, retirement, sale or other disposition of stock or securities of the Borrower and its Consolidated Subsidiaries, and also excluding taxes on such profits and any tax deductions or credits on account of any such losses.

"Consolidated Subsidiary" means any Subsidiary or other entity whose accounts are required to be consolidated with those of the Borrower in accordance with Agreement Accounting Principles.

"Consolidated Net Worth" means, as of the date of any determination thereof, the total stockholders equity of the Borrower and its Consolidated Subsidiaries, determined in accordance with Agreement Accounting Principles.

"Controlled Group" has the same meaning as in Section 414(b) of the Code.

"Current Assets" shall mean current assets as defined in accordance with Agreement Accounting Principles.

"Current Debt" means any obligation for borrowed money payable one year or less from the date of the creation of such obligation.

"Current Liabilities" shall mean current liabilities as defined in accordance with Agreement Accounting Principles.

"Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

"Domestic Rate" is defined in Section 2.1(a) hereof.

"Domestic Rate Loan" means a Loan bearing interest at the rate specified in
Section 2.1(a) hereof.

"Earnings Available For Fixed Charges" for any period shall mean the sum of
(a) Consolidated Net Earnings for such period plus (to the extent deducted in determining such Consolidated Net Earnings), (b) all provisions for any Federal, state or other income taxes made by the Company and its Consolidated Subsidiaries during such period and (c) Fixed Charges during such period.

"ERISA" is defined in Section 6.12 hereof.

"Eurocurrency Loan" means a Loan bearing interest at the rate specified in
Section 2.1(b) hereof and shall also include eurodollar loans outstanding as of the date hereof and made pursuant to The 1994 Credit Agreement.

"Eurocurrency Margin" is defined in Section 2.1(b) hereof.

"Eurocurrency Reserve Percentage" is defined in Section 2.1(b) hereof.

"Event of Default" means any of the events or circumstances specified in
Section 9.1 hereof.

"Federal Funds Rate" is defined in Section 11.9 hereof.

"Fixed Charge Coverage Ratio" is defined in Section 8.8 hereof.

"Fixed Charges" for any period shall mean on a consolidated basis the sum of
(a) All Rentals (excluding Capitalized Lease Obligations) payable by the Borrower and its Consolidated Subsidiaries plus (b) all Consolidated Interest Expense (including the interest component of all Capitalized Lease Obligations) of the Borrower and its Consolidated Subsidiaries.

"Fixed Rate Loans" means the Eurocurrency Loans.

"Funded Debt" of any Person shall mean (a) all Indebtedness of such Person for borrowed money (including, without limitation, the Obligations hereunder) or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under Agreement Accounting Principles, (b) all Capitalized Lease Obligations of such Person, and (c) all Guaranties by such Person of Funded Debt of others.

"Gangelhoff Note" means the 12% Subordinated Note, due 2000 dated December 29, 1988 of General Housewares Corp. payable to Ronald J. Gangelhoff in the face principal amount of $5,000,000.

"Guaranties" of a Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or letter of credit but excluding customary indemnities by any Persons with respect to products sold by it in the ordinary course of business.

"Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with Agreement Accounting Principles shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) obligations to purchase any property or to obtain the services of another Person if the contract requires that payment for such property or services be made regardless of whether such property is delivered or such services are performed, except that no obligation shall constitute Indebtedness solely because the contract provides for commercially reasonable liquidated charges or reimbursement of expenses following cancellation, (e) Capitalized Lease Obligations, (f) obligations with respect to letters of credit and bankers acceptances and (g) Guaranties of obligations of others of the character referred to in this definition.

"Interest Period" is defined in Section 2.4 hereof.

"Investments" shall mean all investments, in cash or by delivery of property, made directly or indirectly in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

"Lending Office" is defined in Section 10.4 hereof.

"Letter of Credit" is defined in Section 1.1(a) hereof.

"Letter of Credit Subfacility Amount" is defined in Section 1.1(c) hereof.

"Letter of Credit Utilization" means, as of any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may be available for drawing under all Letters of Credit then outstanding (which in the case of Letters of Credit payable in an Alternative Currency shall mean the U.S. Dollar Equivalent thereof as determined pursuant to Section 1.1(c)(vi) hereof) plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Agent and not theretofore reimbursed by the Borrower.

"Leverage Ratio" is defined in Section 8.7 hereof.

"LIBOR" is defined in Section 2.1(b) hereof.

"Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this definition, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention of title shall constitute a "Lien."

"Loan" is defined in Section 1.1(a) hereof, and the term "type" of Loan refers to its status as a Domestic Rate Loan or Eurocurrency Loan.

"Loan Documents" means this Agreement, the Notes and the Applications.

"Margin Stock" means "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

"Material Plan" is defined in Section 9.1(f) hereof.

"Northern" means The Northern Trust Company.

"Note" is defined in Section 2.8 hereof.

"Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes and the reimbursement obligation of the Borrower with respect to the Letters of Credit, all accrued and unpaid fees and all other obligations of the Borrower to the Banks or any Bank or the Agent arising under the Loan Documents.

"Original Dollar Amount" means in relation to any Loan denominated in an Alternative Currency, the U.S. Dollar Equivalent of such Loan on the day it is made.

"Overnight Eurocurrency Rate" shall mean for a Eurocurrency Loan denominated in an Alternative Currency, or any Letter of Credit payable in an Alternative Currency, the rate of interest per annum as determined by the Agent (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16 of 1%)) at which overnight or weekend deposits of the appropriate currency for delivery in immediately available and freely transferable funds would be offered by the Agent to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of such Eurocurrency Loan or reimbursement obligation with respect to such Letter of Credit (or, if the Agent is not placing deposits in such currency in the interbank market, then the Agent's cost of funds in such currency for such period).

"PBGC" is defined in Section 6.12 hereof.

"Permitted Investments" means the following:

       (1) Existing Investments in foreign Consolidated Subsidiaries, other Investments existing as of December 31, 1993 and disclosed on the audited financial statements herefore delivered to the Banks, Investments in domestic Consolidated Subsidiaries and Investments in any corporation which concurrently with such investment becomes a Consolidated Subsidiary;
       (2) Property to be used by the Borrower or a Subsidiary in the ordinary course of its business;
       (3) Current assets arising from the sale of goods and services in the ordinary course of business of the Borrower and its Subsidiaries;
       (4) Investments in direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, maturing not more than one year from the date of acquisition thereof;
       (5) Investments in certificates of deposits maturing not more than one year from the date of acquisition thereof, issued by any of the Banks or any commercial banks or trust companies organized under the laws of the United States or any state thereof, each having capital, surplus and undivided profits aggregating at least $500,000,000;
       (6) Investments in commercial paper given the highest rating by both Moody's Investors Service, Inc. and Standard and Poors Corporation and maturing not more than 270 days from the date of creation thereof;
       (7) Investments in direct obligations of a state of the United States, or a municipality thereof, given the highest rating by both Moody's Investors Services, Inc. and Standard and Poors Corporation and maturing not more than one year from the date of acquisition thereof; and
       (8) the Borrower's own stock option plans and savings or stock purchase plans.

Investments shall be valued at cost less any net return of capital through the sale, liquidation or repayment (by credit or otherwise) thereof or other return of capital thereon.

"Person" means an individual, partnership, corporation, associate, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

"Plan" means with respect to the Borrower and each Subsidiary at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group of which the Borrower or such Subsidiary is a part, (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group of which the Borrower or such Subsidiary is a part is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, or (iii) under which a member of the Controlled Group of which the Borrower or such Subsidiary is a part has any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed a contributing sponsor under Section 4069 of ERISA.

"Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

"Refinancing Borrowing" is defined in Section 2.3(d) hereof.

"Refunding Borrowing" is defined in Section 2.3(d) hereof.

"Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Borrower or a Consolidated Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Consolidated Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

"Required Banks" means as of the date of determination thereof, those Banks holding at least 66-2/3% of the Commitments or, in the event that no Commitments are outstanding hereunder, those Banks holding at least 66-2/3% in aggregate principal amount of the Loans and Letter of Credit Utilization outstanding hereunder.

"Revolving Credit" is defined in the introductory paragraph hereof.

"Revolving Credit Commitment" is defined in Section 1.1(a) hereof.

"Security" has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

"SEC" means the Securities and Exchange Commission.

"Set-Off" is defined in Section 12.7 hereof.

"Subordinated Indebtedness" means the Indebtedness for Borrowed Money of the Borrower evidenced by the Gangelhoff Note and any other Indebtedness for Borrowed Money of the Borrower for money borrowed the terms of which are acceptable to the Required Banks and which is subordinated in right of payment to the prior payment of the Obligations pursuant to subordination provisions approved in writing by the Required Banks.

"Subsidiary" means any corporation of which more than fifty percent (50%) of the outstanding Voting Stock is at the time directly or indirectly owned by the Borrower, by one or more of its Subsidiaries, or by the Borrower and one or more of its Subsidiaries.

"Tangible Assets" of any Person means, as of the date of any determination thereof, the total amount of all assets of such Person (less depreciation, depletion and other properly deductible valuation reserves) after deducting the following: good will, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets, the excess of cost of shares acquired over book value of related assets, any write-ups in the book value of any asset resulting from a revaluation thereof, and such other assets as are properly classified as "intangible assets" in accordance with Agreement Account Principles.

"Termination Date" means December 31, 1999, as the same may be extended pursuant to Section 4.2 hereof.

"The 1994 Credit Agreement" means that certain Credit Agreement dated as of November 30, 1994 as amended among the Borrower, the Agent and the Banks (other than Northern).

"Total Liabilities" means the total of the liabilities of the Borrower and its Consolidated Subsidiaries on a consolidated basis determined in accordance with Agreement Accounting Principles.

"Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

"Unrestricted Subsidiary" shall mean any Subsidiary designated as such on Exhibit B hereto.

"U.S. Dollars" means lawful currency of the United States of America.

"U.S. Dollar Equivalent" means the amount of U.S. Dollars which would be realized by converting an Alternative Currency into U.S. Dollars in the spot market at the exchange rate quoted by the Agent at approximately 11:00 a.m. (London, England time) two Business Days prior to the date on which a computation thereof is required to be made, to major banks in the interbank exchange market for the purchase of U.S. Dollars for such Alternative Currency.

"Voting Stock" of any Person means capital stock of any class or classes (however designated) having ordinary voting power for the election of directors of such Person, other than stock having such power only by reason of the happening of a contingency.

"Welfare Plan" means a "welfare plan," as said term is defined in Section 3(1) of ERISA.

"Wholly-Owned" means a Subsidiary of which all of the issued and outstanding shares of stock (other than directors' qualifying shares as required by law) shall be owned by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

       Section 5.2. Interpretation;. The foregoing definitions shall be equally applicable to both the singular and plural forms of the terms defined. All references to times of day herein shall be references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with Agreement Accounting Principles as in effect from time to time, to the extent applicable, except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 6.       REPRESENTATIONS AND WARRANTIES;.

The Borrower represents and warrants to the Banks as follows:
       Section 6.1. Organization and Qualification;. The Borrower is duly organized and validly existing in good standing under the laws of the State of Delaware, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not have a material adverse effect on the financial condition or Property, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole.

       Section 6.2. Subsidiaries;. As of the date hereof, the only Subsidiaries of the Borrower are designated in Exhibit B hereto; each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction in which it was incorporated, has full and adequate corporate power to carry on its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not have a material adverse effect on the financial condition or Property, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole. Exhibit B hereto correctly sets forth, as to each Subsidiary, whether or not it is a Consolidated Subsidiary, the jurisdiction of its incorporation, the percentage of issued and outstanding shares of each class of its capital stock owned by the Borrower and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and the number of shares of each class issued and outstanding. All of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares indicated in Exhibit B as owned by the Borrower or a Subsidiary are owned, beneficially and of record, by the Borrower or such Subsidiary, free of any Lien.

       Section 6.3. Corporate Authority and Validity of Obligations;. The Borrower has full right and authority to enter into this Agreement, to make the borrowings herein provided for, to request that the Letters of Credit be issued hereunder, to issue its Notes and execute and deliver the Applications in evidence thereof and to perform all of its obligations hereunder and under the Notes and Applications; this Agreement, each Note and each Application delivered by the Borrower have been duly authorized, executed and delivered by the Borrower and constitute valid and binding obligations of the Borrower enforceable in accordance with their terms; and this Agreement, the Notes and the Applications do not, nor does the performance or observance by the Borrower or any Subsidiary of any of the matters or things therein provided for, contravene any provision of law or any charter or by-law provision of the Borrower or any Subsidiary or any material covenant, indenture or agreement of or affecting the Borrower or any Subsidiary or a substantial portion of their respective Properties.

       Section 6.4. Not an Investment Company;. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

       Section 6.5. Margin Stock;. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and neither the Borrower nor any of its Subsidiaries will use the proceeds of any Loan or Letter of Credit in a manner that violates any provision of Regulation U, G or X of the Board of Governors of the Federal Reserve System.

       Section 6.6. Financial Reports;. The consolidated statement of financial condition of the Borrower and the Consolidated Subsidiaries as at December 31, 1995 and the related statements of consolidated income and consolidated cash flows of the Borrower and the Consolidated Subsidiaries for the year then ended and accompanying notes thereto, which financial statements are accompanied by the report of Price Waterhouse, independent public accountants, and the unaudited statement of consolidated financial condition of the Borrower and the Consolidated Subsidiaries as at September 30, 1996 and the related statements of consolidated income and consolidated cash flows of the Borrower and the Consolidated Subsidiaries for the nine months then ended and accompanying notes, heretofore furnished to the Banks, fairly present the consolidated financial conditions of the Borrower and the Consolidated Subsidiaries as at such dates and the consolidated results of their operations and their consolidated cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis.

       Section 6.7. No Material Adverse Change;. Since December 31, 1995, there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Borrower and the Consolidated Subsidiaries taken as a whole.
       Section 6.8. Litigation;. There is no litigation or governmental proceeding pending, nor to the knowledge of the Borrower threatened, against the Borrower or any Consolidated Subsidiary which if adversely determined would (a) impair the validity or enforceability of, or materially impair the ability of the Borrower to perform its obligations under, this Agreement, the Notes or the Applications or (b) result in any material adverse change in the financial condition or Property, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole.

       Section 6.9. Tax Returns;. The consolidated United States federal income tax returns of the Borrower for the taxable year ended December 31, 1993 and for all taxable years ended prior to said date have been examined by the Internal Revenue Service and have been approved as filed, and any additional assessments in connection with any of such years have been paid or the applicable statute of limitations therefor has expired. There are no assessments in respect of the consolidated United States federal income tax returns of the Borrower and the Consolidated Subsidiaries of a material nature for any taxable year ended after December 31, 1993 pending, nor to the knowledge of the Borrower is any such assessment threatened, other than for those which are provided for by reserves which in the opinion of the Borrower are adequate therefor.

       Section 6.10. Approvals;. No authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality, or any approval or consent of the stockholders of the Borrower or from any other Person, is necessary to the valid execution, delivery or performance by the Borrower of this Agreement, the Notes or the Applications.

       Section 6.11. Liens;. There are no Liens on any of the Property of the Borrower or any Subsidiary, except those which are permitted by Section
8.18 hereof.

       Section 6.12. ERISA;. The Borrower and each Subsidiary are in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to the extent applicable to them and have received no notice to the contrary from the Pension Benefit Guaranty Corporation ("PBGC") or any other governmental entity or agency. As of December 31, 1993 the liability of the Borrower and its Subsidiaries to PBGC in respect of Unfunded Vested Liabilities would not have been in excess of $99,000 if all employee pension benefit plans maintained by the Borrower and its Subsidiaries had been terminated as of such date. No condition exists or event or transaction has occurred with respect to any Plan which could reasonably be expected to result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty. Except as disclosed to the Banks in writing, neither the Borrower nor any Subsidiary has any contingent liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA and liability for post-retirement life insurance benefits.

       Section 6.13. Material Agreements;. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction materially and adversely affecting its business, properties or assets, operations or condition (financial or otherwise). Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default might have a material adverse effect on the business, properties or assets, operations, or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (ii) any agreement or instrument evidencing or governing Indebtedness.

       Section 6.14. Compliance with Environmental Laws;. (a) The business and operation of the Borrower and its Subsidiaries comply in all respects with all applicable federal, state, regional, county and local laws, statutes, rules, regulations and ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), to exposure to toxic, hazardous or other controlled, prohibited or regulated substances, to the transportations, storage, disposal management or release or gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder, except to the extent that such noncompliance would not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.
       (b) The Borrower has not given, nor should it give, nor has it received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand that: (i) the Borrower has violated, or is about to violate, any federal, state, regional, county or local environmental, health or safety statute, law, rule, regulation, ordinance, judgment or order; (ii) there has been a release, or there is a threat of release, of hazardous substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons) from the Borrower's property, facilities, equipment or vehicles; (iii) the Borrower may be or is liable, in whole or in part, for the costs or cleaning up, remediating or responding to a release of hazardous substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons); (iv) any of the Borrower's property or assets are subject to a Lien in favor of any governmental entity for any liability, costs or damages, under any federal, state or local environmental law, rule or regulation arising from, or costs incurred by such governmental entity in response to, a release of a hazardous substance (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons), except to the extent that such violation, release, liability or Lien could not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

SECTION 7.       CONDITIONS PRECEDENT;.

The obligation of each Bank to make any Loan or any other financial accommodation hereunder shall be subject to the following conditions precedent:

       Section 7.1. Initial Borrowing;. Prior to the initial Borrowing and Letter of Credit hereunder:

       (a) The Agent shall have received for each Bank the favorable written opinion of Raymond J. Kulla, General Counsel of the Borrower, in substantially the form of Exhibit C hereto, and otherwise in and substance satisfactory to the Required Banks;
       (b) The Agent shall have received for each Bank (i) certified copies of resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Agreement, the Notes and the Applications, indicating the authorized signers of this Agreement, the Notes and the Applications and all other documents relating thereto and the specimen signatures of such signers, (ii) copies of the Borrower's Articles of Incorporation and by-laws certified by the Secretary or other appropriate officer of the Borrower together with a certificate of good standing certified by the appropriate governmental officer in the jurisdiction of the Borrower's incorporation; and
       (c) The Agent shall have received from the Borrower a list of its Authorized Representatives.

       Section 7.2. All Loans and Letters of Credit;. As of the time of the making of each Borrowing, the issuance of each Letter of Credit (including the initial Borrowing and Letter of Credit):

       (a) The Agent shall have received for each Bank the Notes of the Borrower and the notice required by Section 2.3 hereof;
       (b) Each of the representations and warranties of the Borrower set forth in Section 6 hereof (except for Section 6.7) shall be true and correct as of said time, except to the extent that any such representation or warranty relates solely to an earlier date;
       (c) The Borrower shall be in full compliance with all of the terms and conditions hereof, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of making such Borrowing or issuing such Letter of Credit;
       (d) After giving effect to the Borrowing or Letter of Credit the aggregate principal amount of all Loans and Letter of Credit Utilization outstanding hereunder shall not exceed the Commitments; and
       (e) Such Borrowing or Letter of Credit shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to any Bank (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect, provided that if any such circumstances affects fewer than all the Banks then the unaffected Banks shall not be relieved of their obligations to make a Loan as part of a Refunding Borrowing.
Each request for a Borrowing or Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in paragraphs (b) and (c) of this Section 7.2.

       Section 7.3. Additional Conditions to Loans (other than Refunding Borrowings), Letters of Credit;. In addition to the conditions set forth in Sections 7.1 and 7.2 hereof, as of the time of each Borrowing (other than a Refunding Borrowing), the issuance of each Letter of Credit, the representations and warranties set forth in Section 6.7 hereof shall be true as of said time, and the request for such Borrowing, as mentioned in Section 7.2., shall be and constitute a representation and warranty as to such matters specified in Section 6.7 hereof.

       Section 7.4. Letters of Credit;. As a further condition to the issuance of each Letter of Credit, the Agent shall have received an Application therefor.

       Section 7.5. Termination of The 1994 Credit Agreement;. The initial Loans hereunder shall be in an amount sufficient to repay all indebtedness of the Borrower owing to the Banks and Agent under The 1994 Credit Agreement (other than with respect to letters of credit which shall constitute Letters of Credit issued and outstanding hereunder) and the Borrower hereby directs the Agent to such extent to so apply the proceeds of such Loans at which time The 1994 Credit Agreement shall terminate. Anything contained herein or in The 1994 Credit Agreement to the contrary notwithstanding, substantially concurrently with this Agreement becoming effective there shall be such nonratable borrowings and repayments so that after giving effect thereto, each Bank holds its ratable share of the total Loans outstanding in accordance with the Commitments hereunder; provided, however, that if there are Eurocurrency Loans outstanding on such effective date which, if prepaid, would require the Borrower to make a payment under
Section 2.10 of The 1994 Credit Agreement, then in that event and to that extent the Borrower may defer such adjusting refunding borrowings until the end of the Interest Period applicable to such Eurocurrency Loans and all Loans made and repaid during such deferral period shall be allocated in such a manner so as to reduce, to the extent practical, any disparity in the percentage of the usage of the Commitments.

SECTION 8.       COVENANTS;.

The Borrower agrees that, so long as any Note is outstanding hereunder or any credit is available to or in use by the Borrower hereunder except to the extent compliance in any case or cases is waived in writing by the Required
Banks:

       Section 8.1. Corporate Existence;. The Borrower shall, and shall cause each Subsidiary (other than an Unrestricted Subsidiary) to, preserve and maintain its corporate existence, subject to the provisions of Section 8.15 hereof.

       Section 8.2. Maintenance;. The Borrower will maintain, preserve and keep its plants, properties and equipment deemed necessary to the proper conduct of its business in reasonably good repair, working order and condition and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, properties and equipment shall be reasonably preserved and maintained, and will cause each Subsidiary so to do in respect of Property owned or used by it; provided, however, that nothing in this Section shall prevent the Borrower or a Subsidiary from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of the Subsidiary and not disadvantageous in any material respect to the Banks or the holders of the Notes.

       Section 8.3. Taxes;. The Borrower will duly pay and discharge, and will cause each Subsidiary to pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against the Borrower or such Subsidiary or against their respective Properties, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith and by appropriate proceedings and reserves are provided therefor that in the opinion of the Borrower are adequate.

       Section 8.4. Insurance;. The Borrower will insure, and keep insured, and will cause each Subsidiary to insure, and keep insured, in good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by companies similarly situated and operating like Property; and to the extent usually insured (subject to self-insured retentions) by companies similarly situated and conducting similar businesses, the Borrower will also insure, and cause each Subsidiary to insure, employers' and public and product liability risks in good and responsible insurance companies. The Borrower will upon request of the Agent furnish a summary setting forth the nature and extent of the insurance maintained pursuant to this Section 8.4.

       Section 8.5. Financial Reports and Other Information;. The Borrower will, and will cause each Subsidiary to, maintain a standard system of accounting in accordance with generally accepted accounting principles and will furnish to the Banks and their respective duly authorized representatives such information respecting the business and financial condition of the Borrower and the Subsidiaries as may be reasonably requested; and without any request will furnish to each Bank:
       (a) Within 90 days after the close of each fiscal year of the Borrower, an audit report of the Borrower and its Consolidated Subsidiaries for such year and accompanying financial statements certified by independent certified public accountants of recognized national standing, prepared in accordance with generally accepted accounting principles on a consolidated basis, including a balance sheet as of the end of such period, related profit and loss and reconciliation of surplus statement, and a statement of changes in financial position, accompanied by any management letter prepared by said accountants and by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Event of Default, or if, in the opinion of such accountants, any Default or Event of Default shall exist, stating the nature and status thereof.
       (b) Within 60 days after the close of the first three quarterly periods of each fiscal year of the Borrower, a consolidated unaudited balance sheet as at the close of each such period and a consolidated profit and loss and reconciliation of surplus statement and a statement of changes in financial position for the period from the beginning of such fiscal year to the end of such quarter, all certified by a responsible financial officer.
       (c) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit D hereto signed by a responsible financial officer of the Borrower showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof.
       (d) Within 270 days after the close of each fiscal year, if any Unfunded Vested Liabilities exist a statement of the Unfunded Vested Liabilities of each Plan, certified as correct by an actuary enrolled under ERISA.
       (e) As soon as possible and in any event within 30 days after the Borrower knows that any reportable event (as defined in ERISA) has occurred with respect to any Plan, a statement, signed by a responsible financial officer of the Borrower, describing said reportable event and the action which the Borrower proposes to take with respect thereto.
       (f) As soon as possible and in any event within 10 days after receipt by a corporate officer of the Borrower, a copy of (i) any notice or claim to the effect that the Borrower or any Subsidiary is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, which liability could have a material adverse effect on the business, operation, properties, assets or conditions (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any Subsidiary which violation could have a material adverse effect on the business, operation, properties, assets or conditions (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole.
       (g) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.
       (h) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any Subsidiary files with the SEC.
       (i) Promptly upon discovery thereof, notice of the occurrence of any Default and of any other development, financial or otherwise, which might materially adversely affect its ability to repay the Obligations.
       (j) Promptly after incurrence thereof, notice of any Funded Debt incurred by the Borrower after the date hereof.
       (k) Such other information (including non-financial information) as the Agent or any Bank may from time to time reasonably request.

       Section 8.6. Consolidated Net Worth;. The Borrower will at all times keep and maintain Consolidated Net Worth at an amount not less than the sum of (i) $45,000,000 plus (ii) 50% of positive Consolidated Net Earnings earned by the Borrower during each completed fiscal quarter on a cumulative basis (without deduction for a net loss during a fiscal quarter) from January 1, 1997 through and including the date of determination.

       Section 8.7. Leverage Ratio;. The Borrower will maintain at all times a ratio of (a) the difference between (i) Consolidated Funded Debt less
(ii) Indebtedness with respect to commercial letters of credit ("Consolidated Adjusted Funded Debt") to (b) the sum of (i) Consolidated Net Worth plus (ii) Consolidated Adjusted Funded Debt (the "Leverage Ratio") of not more than .45 to 1.0.

       Section 8.8. Fixed Charge Coverage Ratio;. As of the end of each fiscal quarter, the Borrower will maintain a ratio of Earnings Available for Fixed Charges to Fixed Charges, in each case for the previous four fiscal quarters ending on the last day of such quarter (taken as a single accounting period) (the "Fixed Charge Coverage Ratio") for the previous four fiscal quarters ending on the last day of such quarter of not less than 1.0 to 1.0 at September 30, 1996 and 2.0 to 1.0 at all times thereafter, provided however, the foregoing to the contrary notwithstanding, the Fixed Charge Coverage Ratio at December 31, 1996 shall be computed for the two fiscal quarters ending such date and the Fixed Charge Coverage Ratio at March 31, 1997 shall be computed for the three fiscal quarters ending such date.

       Section 8.9. Minimum Current Ratio;. The Borrower will maintain at all times a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than 1.5:1.0.

       Section 8.10. Distributions;. The Borrower will not, except as hereinafter provided:
       (a) declare or pay any dividends, either in cash or property on any class of its stock (except dividends payable solely in common stock of the Borrower); or
       (b) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any of its stock or any warrants, rights or options to purchase or otherwise acquire any shares of its stock (other than payments to any officer of the Borrower in connection with the exercise of such officer's stock appreciation rights granted pursuant to stock purchase plans of the Borrower to the extent such payments are required to be deducted in the calculation of Consolidated Net Earnings and so long as a Default or Event of Default shall not have occurred and be continuing at the time of any such payment or would occur as a result thereof, the Borrower acknowledging and agreeing that all agreements relating to any such payments shall provide that the Borrower's obligation to make such payments shall be subject to satisfaction of the foregoing conditions); or
       (c) make any other distribution, either directly or indirectly or through any Subsidiary, in respect of its stock; (such declarations and payments of dividends (computed without duplication), purchases, redemptions or retirements of stock, warrants, rights or options and all such other distributions being herein collectively called "Distributions"), if after giving effect to any such Distribution, the aggregate amount of Distributions declared or made outstanding (x) during the period from the date hereof through and including December 31, 1996 would exceed the lesser of (i) 8 cents per share or (ii) $320,000 and (y) during the period from and after January 1, 1997 to and including the date of the declaration or making of the Distribution would exceed the sum of (i) $1,200,000 plus (ii) 50% of Consolidated Net Earnings (or, if such Consolidated Net Earnings is a deficit figure, then minus 100% of such deficit) for such period computed on a cumulative basis for said entire period.

The Borrower will not declare any dividend payable more than 90 days after the date of the declaration thereof and will not declare or make any Distribution if a Default has occurred and is continuing or if, on the date thereof and after giving effect thereto the payment would create a Default or Event of Default.
For the purposes of this Section 8.10 the amount of any Distribution declared or paid or distributed in property shall be deemed to be the greater of book or fair market value as determined in good faith by the board of directors of the Borrower (in each case after deducting any liabilities relating thereto, which are, concurrently with the receipt of such Distribution, assumed by the recipient thereof), of such property at the time of the making of the Distribution in question.

       Section 8.11. Indebtedness for Borrowed Money;. The Borrower will not nor will it permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money; provided, however, that the foregoing provisions shall not restrict nor operate to prevent:
       (a) the indebtedness of the Borrower on the Notes and with respect to the Letters of Credit;
       (b) Funded Debt of the Borrower's Subsidiaries existing as of the date hereof and disclosed on Exhibit E hereto and Funded Debt of the Borrower;
       (c) purchase money indebtedness permitted by Section 8.18(f) hereof;
       (d) other existing short term indebtedness of the Borrower disclosed on Exhibit E hereto;
       (e)       Subordinated Indebtedness;
       (f) Indebtedness of General Housewares of Canada Inc. in respect of a letter of credit line of up to 1,500,000 Canadian dollars and in respect of a line of credit of up to 5,000,000 Canadian dollars and the comfort letter of the Company in connection therewith."; and
       (g) indebtedness not otherwise permitted by this Section aggregating not more than $1,000,000 at any one time outstanding.

       Section 8.12. Sale and Leaseback;. The Borrower will not, nor will it permit any Subsidiary to, sell or transfer any property in order to concurrently or subsequently lease as lessee such or similar property.

       Section 8.13. Investments;. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments except Permitted Investments.

       Section 8.14. Capital Expenditures;. The Borrower will not, and will not permit its Consolidated Subsidiaries to, expend or become obligated for capital expenditures (as defined and classified in accordance with Agreement Accounting Principles consistently applied) during any fiscal year in excess of (a) the amount of all charges for depreciation of fixed assets and amortization of Intangible Assets for the previous fiscal year computed on a consolidated basis for the Borrower and the Consolidated Subsidiaries in accordance with Agreement Accounting Principles plus (b) Consolidated Net Earnings for the previous fiscal year less (c) dividends paid during the previous fiscal year in the aggregate for the Borrower and its Consolidated Subsidiaries, provided, that, the Borrower will not, nor will it permit its Consolidated Subsidiaries to, make any capital expenditure if a Default or Event of Default has occurred and is continuing, or if on the date thereof and after giving effect thereto such expenditure would create a Default or Event of Default.

       Section 8.15.       Mergers, Consolidations, Leases, and Sales;.  The
Borrower:
       (a) will not be a party to any merger or consolidation except that a Subsidiary may merge into the Borrower or into any one or more Subsidiaries; and
       (b) will not, and will not permit any Consolidated Subsidiary to, sell, assign, lease or otherwise transfer to any Person other than the Borrower or one or more Consolidated Subsidiaries any Properties (including, without limitation, any capital stock of any Consolidated Subsidiary), unless such sale, assignment, lease or transfer is for a consideration not less than the fair market value thereof and unless, after giving effect to such sale, assignment, lease or transfer (i) the aggregate proceeds to the Borrower and the Consolidated Subsidiaries of all such sales, assignments, leases and transfers (other than sales of inventory in the ordinary course of its business as conducted on the date hereof) during the calendar year in which such sale, assignment, lease or transfer shall occur shall not exceed 10% of Tangible Assets, (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof and (iii) the Borrower shall have furnished to the Banks a certificate and historic pro forma calculations reasonably satisfactory to the Required Banks showing that after giving effect to such sale Consolidated Net Earnings for the immediately preceding twelve month period ending on or about the date of such sale would not have been less than 10% of actual Consolidated Net Earnings for such period.

       Section 8.16. ERISA;. The Borrower will promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets and will promptly notify the Agent of
(i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, other than any such event of which the PBGC has waived notice by regulation, (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its or any Subsidiary's intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which could result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

       Section 8.17. Conduct of Business;. The Borrower will not engage in any business if, as a result, the general nature of the business which would then be engaged in by the Borrower would be substantially changed from the general nature of the business engaged in by the Borrower on the date of this Agreement.

       Section 8.18. Liens;. The Borrower will not nor will it permit any Subsidiary to create, incur, permit to exist or to be incurred any Lien of any kind on any Property owned by the Borrower or any Subsidiary; provided, however, that this Section 8.18 shall not apply to nor operate to prevent:
       (a) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty or are being contested in good faith and by appropriate proceedings.
       (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due.
       (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.
       (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.
       (e) Liens existing on the date hereof and described in Exhibit F hereto.
       (f) Liens incurred to sellers in connection with purchase money financing up to an aggregate amount outstanding at any time of $3,000,000.

       Section 8.19. Use of Proceeds; Margin Stock';. The Borrower shall only use the proceeds of the Loans for general corporate purposes, and the Borrower shall not directly or indirectly use the proceeds of any of the Loans to purchase or carry any Margin Stock, and at no time will Margin Stock constitute 25% or more of the assets of the Borrower or of the consolidated assets of the Borrower and the Subsidiaries.

       Section 8.20. Compliance with Laws;. Without limiting any of the other covenants of the Borrower in this Section 8, the Borrower will, and will cause each of its Subsidiaries to, conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities (including, without limitation, those of the type mentioned in Section 6.14 hereof), non-compliance with which would
(a) impair the validity or enforceability or the ability of the Borrower to perform its obligations under the Loan Documents or (b) result in any material adverse change in the financial condition or properties, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole; provided, however, that the Borrower or any Subsidiary shall not be required to comply with any such law, regulation, ordinance or order if it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves, if appropriate, shall have been established therefor that are adequate in the Borrower's opinion.

SECTION 9.       EVENTS OF DEFAULT AND REMEDIES;.

       Section 9.1. Events of Default;. Any one or more of the following shall constitute an Event of Default:
       (a) (i) default in the payment when due of any principal on any Note or any Loan evidenced thereby, or of any reimbursement obligation with respect to any Letter of Credit, whether at the stated maturity thereof or at any other time provided in this Agreement; or (ii) default for a period of five days in the payment when due of interest on any Note or any Loan evidenced thereby or of any other sums required to be paid pursuant to this Agreement;
       (b) default by the Borrower in the observance or performance of any covenant set forth in Sections 8.6 through 8.15 and Section 8.17 hereof;
       (c) default by the Borrower in the observance or performance of any other provision hereof not mentioned in (a) or (b) above, which is not remedied within 30 days after notice thereof to the Borrower by the Agent or any Bank;
       (d) any representation or warranty made herein by the Borrower, or in any statement or certificate furnished pursuant hereto by the Borrower, or in any Application or in connection with any Loan or other extension of credit made hereunder, proves untrue in any material respect as of the date of the issuance or making thereof;
       (e) the Borrower or any Subsidiary shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $500,000, which is not stayed on appeal or otherwise being appropriately contested in good faith;
       (f) the Borrower or any other member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $500,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $500,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Borrower or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;
       (g) (A) default shall occur in the payment when due of any indebtedness for borrowed money issued, assumed or guaranteed by the Borrower or any Subsidiary aggregating in excess of $250,000, or (B) default shall occur under any indenture, agreement or other instrument under which any indebtedness for borrowed money of the Borrower or any Subsidiary may be issued, assumed or guaranteed, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such indebtedness for borrowed money of the Borrower or any Subsidiary aggregating in excess of $250,000 (whether or not such maturity is in fact accelerated), provided, however, that the foregoing shall not constitute an Event of Default with respect to the indebtedness owing to First Colony Life Insurance Company and American Mayflower Life Insurance Company described on Exhibit H hereto so long as such indebtedness is satisfied in full no later than November 18, 1996;
       (h) the Borrower or any of its Subsidiaries shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 9.1.(i) hereof; or
       (i) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any substantial part of any of their Property, or a proceeding described in Section 9.1(h)(v) shall be instituted against the Borrower, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days.

       Section 9.2. Non-Bankruptcy Defaults;. When any Event of Default other than those described in Sections 9.1.(h) or (i) has occurred and is continuing, the Agent shall, if so directed by the Required Banks by notice to the Borrower, take either or both of the following actions:
       (a) terminate the remaining Commitments of the Banks hereunder on the date stated in such notice (which may be the date thereof); and
       (b) declare the principal of and the accrued interest on all outstanding Notes and other outstanding Obligations of the Borrower to be forthwith due and payable and thereupon all of said Notes and other outstanding Obligations, including both principal and interest, shall be and become immediately due and payable together with all other amounts payable under this Agreement without further demand, presentment, protest or notice of any kind.
The Agent, after giving notice to the Borrower pursuant to Section 9.1 or this
Section 9.2, shall also promptly send a copy of such notice to the other Banks, but the failure to do so shall not impair or annul the effect of such notice.

       Section 9.3. Bankruptcy Defaults;. When any Event of Default described in subsections (h) or (i) of Section 9.1. hereof has occurred and is continuing, then all outstanding Notes and other Obligations shall immediately become due and payable together with all other amounts payable under this Agreement without presentment, demand, protest or notice of any kind, and the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate.

       Section 9.4. Letters of Credit;. When any Event of Default, other than an Event of Default described in subsections (h) or (i) of Section
9.1 hereof has occurred and is continuing, the Borrower shall, upon demand of the Agent, and when any Event of Default described in subsections (h) or (i) of Section 9.1 has occurred, the Borrower shall, without notice or demand from the Agent, immediately pay to the Agent the full amount of each Letter of Credit, provided, however, that with respect to the undrawn face amount of Letters of Credit, such amount shall be held by the Agent as collateral security for such Obligations of the Borrower with respect to such Letters of Credit, the Borrower hereby agreeing to immediately make each such payment and acknowledging and agreeing the Agent would not have an adequate remedy at law for failure of the Borrower to honor any such demand and that the Agent shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws had been made under the Letters of Credit.

       Section 9.5. Expenses;. The Borrower agrees to pay to the Agent and each Bank, or any other holder of any Note outstanding hereunder, all costs and expenses incurred or paid by the Agent and such Bank or any such holder, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the terms hereof or of the other Loan Documents.

SECTION 10.       CHANGE IN CIRCUMSTANCES;.

       Section 10.1. Change of Law;. Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain Eurocurrency Loans or to give effect to its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower, with a copy to the Agent, and such Bank's obligations to make or maintain Eurocurrency Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain Eurocurrency Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurocurrency Loans, together with all interest accrued thereon and all other amounts then due and payable to such Bank under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, if denominated in U.S. Dollars, the Borrower may then elect to borrow the principal amount of the affected Eurocurrency Loan from such Bank by means of a Domestic Rate Loan from such Bank that shall not be made ratably by the Banks but only from such affected Bank and payments thereon shall be made contemporaneously with payments on the relevant Borrowing of Eurocurrency Loans.

       Section 10.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR;. If on or prior to the first day of any Interest Period for any Borrowing of Eurocurrency Loans:
       (a) the Agent advises the Borrower that deposits in the relevant currency (in the applicable amounts) are not being offered to it in the eurocurrency interbank market for such Interest Period, or
       (b) Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that LIBOR as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Eurocurrency Loans for such Interest Period, then the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Eurocurrency Loans in the affected currency shall be suspended.

       Section 10.3. Increased Cost and Reduced Return;. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:
       (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Eurocurrency Loans, its Notes or its obligation to make Eurocurrency Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Eurocurrency Loans or any other amounts due under this Agreement in respect of its Eurocurrency Loans or its obligation to make Eurocurrency Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or
       (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurocurrency Loans any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its Eurocurrency Loans, its Notes or its obligation to make Eurocurrency Loans; and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Eurocurrency Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction (computed commencing on the effective date of any event mentioned herein). Each Bank agrees to use its best efforts to give the Borrower notice of the occurrence of any event mentioned herein.
       (b) The parties recognize that as of the date hereof the Banks are subject to guidelines published by various banking regulators in the United States and elsewhere with jurisdiction over the Banks, issued pursuant to the risk-based capital framework developed by the Basle Committee of Banking Regulation and Supervisory Practices, that call for the Banks to maintain capital against, among other things, unfunded loan commitments with a maturity of more than one year. The parties agree that each Bank shall have the right to require a renegotiation of the fees payable to it under Section
3.1 hereof at any time by giving notice to the Borrower and the Agent of its desire to so renegotiate such fees if such Bank determines it or any corporation controlling it is required to maintain capital to support such Bank's unused Commitment hereunder. Upon the Borrower receiving such notice from a Bank, for a period of 30 days the Borrower and such Bank shall attempt to renegotiate the fees payable to such Bank so that such fees shall be acceptable to both parties in their discretion, which renegotiated fees, if any, shall become effective on the date specified by the Borrower and Bank in a written notice to the Agent setting forth such fee. If after such 30 day period the Borrower and such Bank have been unable to reach such an agreement, either such party shall have the right to terminate the relevant Bank's Commitments hereunder by giving the other party and the Agent notice thereof, whereupon the Commitment of such Bank shall terminate; provided that if any Loans from such Bank are then outstanding hereunder the Borrower shall have the right to require that the Commitment of such Bank remain in effect in the amount of such outstanding Loans and thereafter continue to remain in effect in the aggregate amount of all Loans of such Bank outstanding hereunder; provided, however, that any repayment of such Bank's outstanding Loans (other than through a Refunding Borrowing) shall automatically reduce the amount of te Commitment of such Bank by the amount of such repayment. Without limiting the effect of any other provision hereof, it is specifically understood that each Bank may require the renegotiation of the fees payable to such Bank at any time hereunder, and no failure or delay on the part of a Bank in requiring such renegotiation shall be deemed a waiver of, or otherwise limited or affect, the Bank's right to require such renegotiation.

       Section 10.4. Lending Offices;. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a notice to the Borrower and the Agent.

       Section 10.5. Discretion of Bank as to Manner of Funding;. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurocurrency Loan through the purchase of deposits in the relevant market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

SECTION 11.       THE AGENT;.

       Section 11.1. Appointment and Authorization;. Each Bank hereby irrevocably appoints Harris Trust and Savings Bank its Agent under this Agreement and the other Loan Documents and hereby authorizes the Agent to take such action as Agent and on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

       Section 11.2. Agent and Affiliates;. The Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and the Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not an Agent hereunder and thereunder.

       Section 11.3. Action by Agent;. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and under the other Loan Documents unless the Agent shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In all cases in which this Agreement does not require the Agent to take certain actions, the Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder or under the other Loan Documents. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Event of Default, except as expressly provided in Section 9.2. The Agent shall be acting as an independent contractor hereunder and nothing herein shall be deemed to impose on the Agent any fiduciary obligations to the Banks or the Borrower.

       Section 11.4. Consultation with Experts;. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

       Section 11.5. Liability of Agent;. No Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. The Agent nor any of its directors, officers, agents or employees shall not be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing or other extension of credit hereunder or any other Loan Document; (ii) the performance or observance of any of the covenants or agreements of the Borrower in any Loan Document; (iii) the satisfaction of any condition specified in Section 7, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes, the Letters of Credit, any other Loan Document or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, request or statement, (whether written or oral) or other documents believed by it to be genuine or to be signed by the proper party or parties and, in the case of legal matters, in relying on the advice of counsel (including counsel for the Borrower). The Agent may treat the Banks that are named herein as the holders of the Notes and the indebtedness contemplated herein unless and until the Agent receives notice of the assignment of the Note and the indebtedness held by a Bank hereunder pursuant to an assignment contemplated by Section 12.11 hereof.

       Section 11.6. Indemnification;. Each Bank shall, ratably in accordance with its Commitments (or, if the Commitments have been terminated in whole, ratably in accordance with its outstanding Loans and Letter of Credit Utilization), indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsels' fees and disbursements), claim, demand, action, loss, obligation, damages, penalties, judgments, suits or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any other Loan Document or any action taken or omitted by the Agent hereunder or thereunder.

       Section 11.7. Credit Decision;. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement or any other Loan Document.

       Section 11.8. Resignation of the Agent;. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation of the Agent, the Required Banks shall have the right to appoint, with the consent of the Borrower, a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

       Section 11.9. Payments;. Unless the Agent shall have been notified by a Bank prior to the date on which such Bank is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Agent may assume that such Bank has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Agent, such Bank shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Bank pays such amount to the Agent at a rate per annum equal to the Federal Funds Rate (as hereinafter defined). If such amount is not received from such Bank by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan, so that the Borrower will have no liability under Section 2.10 hereof with respect to such payment. "Federal Funds Rate" shall mean the "Federal Funds (Effective)" rate described in Section 2.1(a)(ii) hereof.

SECTION 12.       MISCELLANEOUS;.

       Section 12.1. Withholding Taxes;. (a) Except as otherwise required by law and subject to Section 12.1(b) hereof, each payment by the Borrower under this Agreement or the Notes or in respect of the Letters of Credit shall be made without setoff or counterclaim and without withholding for or on account of any present or future taxes imposed by or within the jurisdiction in which the Borrower is domiciled, any jurisdiction from which the Borrower makes any payment hereunder, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Bank pays any amount in respect of any such taxes, penalties or interest, the Borrower shall reimburse the Agent or that Bank for that payment on demand in the currency in which such payment was made. If the Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Agent on or before the thirtieth day after payment.
       (b) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower on or before the date the initial Borrowing is made hereunder, duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans) or Form 4224 (relating to all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each such Bank shall submit to the Borrower such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by the Borrower to such Bank and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to this Agreement or the Loans or the Letters of Credit. Upon the request of the Borrower, each Bank that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower a certificate to the effect that it is such a United States person.
       (c) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower any form or certificate that such Bank is obligated to submit pursuant to subsection (b) of this Section 12.1, or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify the Borrower of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

       Section 12.2. No Waiver of Rights;. No delay or failure on the part of any Bank or on the part of the holder or holders of any Note in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right, and the rights and remedies hereunder of the Banks and of the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

       Section 12.3. Non-Business Day;. If any payment of principal or interest on any Loan or of any fee hereunder shall fall due on a day which is not a Business Day, interest at the rate such Loan bears for the period prior to maturity or at the rate such fee accrues shall continue to accrue from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable.

       Section 12.4. Documentary Taxes;. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect to this Agreement, the Applications or any Note, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

       Section 12.5. Survival of Representations;. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement, the Applications and of the Notes, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

       Section 12.6. Survival of Indemnities;. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans, including, but not limited to, Section 2.10 and Section 10.3 hereof, shall survive the termination of this Agreement and the payment of the Loans, the Notes and obligations in respect of the Letters of Credit.

       Section 12.7. Sharing of Set-Off;. Each Bank agrees with each other Bank a party hereto that if on or after the date of the occurrence of an Event of Default and the acceleration of the maturity of the Notes pursuant to
Section 9.2 or 9.3 hereof such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-off"), on any of the Obligations outstanding under this Agreement in excess of its ratable share of payments on all Obligations then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Obligations held by each such other Bank (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Bank's ratable share of any such Set-off shall be determined by the proportion that the aggregate amount of Loans and Obligations with respect to outstanding Letters of Credit then due and payable to such Bank bears to the total aggregate amount of the Loans and Obligations with respect to outstanding Letters of Credit then due and payable to all the Banks.

       Section 12.8. Notices;. Except as otherwise specified herein, all notices hereunder shall be in writing (including cable, telecopy or telex) and shall be given to the relevant party at its address, telecopier number or telex number set forth below, in the case of the Borrower, or on the appropriate signature page hereof, in the case of the Banks and the Agent, or such other address, telecopier number or telex number as such party may hereafter specify by notice to the Agent and the Borrower, given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder to the Borrower shall be addressed to:
       General Housewares Corp.
       1536 Beech Street
       Terre Haute, Indiana  47804-4066
       Attention:      Robert L. Gray
       Telephone:    (812) 232-1000, Ext. 288
       Telecopy:       (812) 232-7016
       with a copy to:
       General Housewares Corp.
       1536 Beech Street
       Terre Haute, Indiana  47804-4066
       Attention:       Raymond J. Kulla
       Telephone:     (812) 232-1000
       Telecopy:       (812) 232-7016

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified in this Section and the answerback is received by sender, (iii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

       Section 12.9. Counterparts;. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

       Section 12.10. Successors and Assigns;. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note. The Borrower may not assign any of its rights or obligations hereunder without the written consent of all of the Banks.

       Section 12.11. Participants and Note Assignees;. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made, Commitments and/or Letters of Credit, by such Bank at any time and from time to time, and to assign its rights under such Loans or the Notes evidencing such Loans to a federal reserve bank; provided that no such participation or assignment of a Note shall relieve any Bank of any of its obligations under this Agreement, and provided further that no such assignee or participant shall have any rights under this Agreement except as provided in this Section 12.11, and the Agent shall have no obligation or responsibility to such participant or assignee, except that nothing herein provided is intended to affect the rights of an assignee of a Note to enforce the Note assigned. Any party to which such a participation or assignment has been granted shall have the benefits of Section 2.10 and Section 10.3 hereof but shall not be entitled to receive any greater payment under either such Section than the Bank granting such participation or assignment would have been entitled to receive with respect to the rights transferred.

       Section 12.12. Assignment of Commitments by Banks;. Each Bank shall have the right at any time, with the prior consent of Borrower (which consent shall not be unreasonably withheld or delayed), to sell, assign, transfer or negotiate all or any part of its Loans, Commitments and/or Letters of Credit to one or more commercial banks or other financial institutions; provided that such assignment is in an amount of at least $5,000,000 provided further that no Bank may make any assignment if after giving effect thereto the amount of its Commitment hereunder would be less than $5,000,000 and provided further that without the consent of the Borrower or the Agent, any Bank may so assign all or part of its Commitment to any affiliate of the assigning Bank (provided that such affiliate complies with Section 12.1 hereof at the time of such assignment). Upon any such assignment, and its notification to the Agent, the assignee shall become a Bank hereunder, all Loans and the Commitment it thereby holds shall be governed by all the terms and conditions hereof, and the Bank granting such assignment shall have its Commitment and its obligations and rights in connection therewith, reduced by the amount of such assignment. Upon each such assignment, the Bank granting such assignment shall pay to the Agent for the Agent's sole account a fee of $2,500.

       Section 12.13. Amendments;. Any provision of this Agreement, the Applications or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Banks, and (c) if the rights or duties of the Agent are affected thereby, the Agent, as applicable; provided that:
       (i) no amendment or waiver pursuant to this Section shall (A) increase any Commitment of any Bank without the consent of such Bank or (B) reduce the amount of or postpone the date for payment of any principal of or interest on any Loan or of any fee payable hereunder without the consent of the Bank to which such payment is owing or which has committed to make such Loan or other credit hereunder; and
       (ii) no amendment or waiver pursuant to this Section shall, unless signed by each Bank, change the provisions of this Section, the definition of Required Banks or Termination Date, or any condition precedent set forth in Section 7 hereof or the provisions of Sections 9.1.(h), 9.1.(i) or 9.3., or affect the number of Banks required to take any action hereunder.

       Section 12.14. Non-Reliance on Margin Stock;. Each of the Banks represents to the Agent and to each of the other Banks that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

       Section 12.15. Legal Fees and Indemnification;. The Borrower agrees to pay the reasonable fees and disbursements of Messrs. Chapman and Cutler, counsel to the Agent, in connection with the preparation and execution of this Agreement and the other Loan Documents, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Borrower further agrees to indemnify each Bank, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitations, all expenses of litigation or preparation therefor whether or not any Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, any other Loan Document, the transactions contemplated hereby or thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit hereunder, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

       Section 12.16. Currency;. Each reference in this Agreement to U.S. Dollars or to an Alternative Currency (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of the Borrower in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Bank entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Borrower shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the Borrower not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

       Section 12.17. Currency Equivalence;. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under the Notes in the currency expressed to be payable herein or under the Notes (the "specified currency") into another currency, the parties agree that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due to any Bank or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Bank or the Agent, as the case may be, of any sum adjudged to be so due in such other currency, such Bank or the Agent, as applicable, may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Bank or the Agent in the specified currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank and the Agent against such loss, and if the amount of the specified currency so purchased exceeds the sum of (a) the amount originally due to the applicable Bank or the Agent in the specified currency plus (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 12.7 hereof, such Bank or the Agent, as the case may be, agrees to remit such excess to the Borrower.

       Section 12.18. Governing Law;. This Agreement, the Applications and the Notes, and the rights and duties of the parties hereto and thereto, shall be construed and determined in accordance with the laws of the State of Illinois, without regard to the internal laws thereof with respect to conflicts of law.

       Section 12.19. Headings;. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

       Section 12.20. Entire Agreement;. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded hereby.
Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.
Dated as of November 13, 1996.
       GENERAL HOUSEWARES CORP.
(SEAL)
       By./s/Robert L. Gray
              Its Vice President-Finance and Treasurer

Accepted and Agreed to as of the day and year last above written.

Address and Amount of Commitment:
111 West Monroe Street       HARRIS TRUST AND SAVINGS BANK, in
Chicago, Illinois  60690              its individual capacity as a Bank,
Attention:       Mr. Peter Krawchuk as Agent
       Emerging Majors East
Telecopy:  (312) 461-2591
Telephone:  (312) 461-2783
Revolving Credit
       Commitment:       $23,000,000       By:/s/Peter Krawchuk
                                           Its Vice President

Lending Offices:

       Domestic Rate Loans:                 111 West Monroe Street
                                            Chicago, Illinois  60690

                                            Nassau Branch
       Eurocurrency Loans:                  c/o 111 West Monroe Street
                                            Chicago, Illinois  60690

One First National Plaza                    THE FIRST NATIONAL BANK OF
Chicago, Illinois  60670                    CHICAGO
Attention:  Mr. Steven Price
Mail Suite 0088
Telecopy:  (312) 732-1117                   By:/s/Stephen C. Price
Telephone:  (312) 732-9099                  Its Vice President
Revolving Credit
    Commitment:       $12,000,000

Lending Offices:

       Domestic Rate Loans:                     One First National Plaza
                                                Chicago, Illinois  60670

       Eurocurrency Loans:                      One First National Plaza
                                                Chicago, Illinois  60670

50 South LaSalle Street                         THE NORTHERN TRUST COMPANY
Chicago, Illinois  60675
Attention:  Candelario Martinez
Telecopy:  (312) 444-7028                       By /s/Candelario Martinez
Telephone:  (312) 557-2816                      Its Second Vice President
Revolving Credit
       Commitment:       $10,000,000

Lending Offices:

       Domestic Rate Loans:                     50 South LaSalle Street
                                                Chicago, Illinois  60675

       Eurocurrency Loans:                      50 South LaSalle Street
                                                Chicago, Illinois  60675


EXHIBIT A
REVOLVING CREDIT NOTE
       November 13, 1996
FOR VALUE RECEIVED, the undersigned, General Housewares Corp., a Delaware corporation (the "Borrower"), promises to pay to the order of ________________________ _____________________________ (the "Bank") on the
Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank in Chicago, Illinois (or, in the case of Eurocurrency Loans denominated in an Alternative Currency, at such office as the Agent has previously notified the Borrower), in immediately available funds in the currency in which the applicable Loan was made, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower under its Commitments pursuant to the Credit Agreement and with each Loan to mature and become payable on the last day of the Interest Period applicable thereto, but in no event later than the Termination Date, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.
The Bank shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Loan made by it pursuant to its Commitment, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Loan is a Domestic Rate Loan or a Eurocurrency Loan and the interest rate and Interest Period applicable thereto and, in the case of any Eurocurrency Loan, the currency thereof, provided that prior to the transfer of this Note all such amounts shall be recorded on the schedule attached to this Note. The record thereof, whether shown on such books or records or on the schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.
This Note is one of the Notes referred to in the Credit Agreement dated as of November 13, 1996, among the Borrower, Harris Trust and Savings Bank, as Agent, and others (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the laws of the State of Illinois.

Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.
The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.
GENERAL HOUSEWARES CORP.
By /s/
       Its _____________________________



EXHIBIT B
SUBSIDIARIES OF GENERAL HOUSEWARES CORP.
I.  CONSOLIDATED SUBSIDIARIES
                                 JURISDICTION OF           PERCENTAGE
       NAME                      INCORPORATION           OF OWNERSHIP
Chicago Cutlery, Inc.                Florida                     100%
Chicago Cutlery etc., Inc.         Indiana                       100%
General Housewares Export       U.S. Virgin Islands              100%
 Corporation
General Housewares of Canada Inc.  Province of Quebec, Canada    100%

II.  SUBSIDIARIES WHICH ARE NOT CONSOLIDATED

       NONE


EXHIBIT C
To each of the Banks named in the
  hereinafter defined Credit Agreement
c/o Harris Trust and Savings Bank,
  as Agent under the Credit Agreement

Gentlemen:
I am Secretary and General Counsel of General Housewares Corp., a Delaware corporation (the "Borrower"), in connection with the authorization of and the execution and delivery of the Credit Agreement dated as of November 13, 1996, among the Borrower and you and the banks named therein (the "Credit Agreement"). All terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.
In rendering this opinion, I have made such investigations of fact and have considered such questions of law as I have deemed necessary for the purposes of this opinion, which is delivered to you pursuant to Section 7.1(a) of the Credit Agreement. Based on the foregoing, it is my opinion that:
       (i) The Borrower is duly organized and validly existing in good standing under the laws of the State of Delaware; has the corporate power to carry on its present business; is duly licensed or qualified in all states and jurisdictions wherein the nature of the business carried on by it or the assets and properties owned or leased by it requires such qualification or licensing, except where the failure to be so licensed or qualified would not have a material adverse effect on the financial condition or properties, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole; and has the corporate power and authority to enter into the Credit Agreement and the Applications, to make the borrowings and request letters of credit therein provided for, to issue its Notes and Applications and to perform each and all of the matters and things therein provided for.
       (ii) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Borrower, by one or more Subsidiaries, or by the Borrower and one or more Subsidiaries.
       (iii) The Credit Agreement, Applications and the Notes delivered on the date hereof have been duly authorized, executed, and delivered by and on behalf of the Borrower and constitute legal, valid, and enforceable obligations of the Borrower, except to the extent affected by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights and remedies generally and general principles of equity.
       (iv) The Loan Documents do not, nor will the performance or observance by the Borrower of any of the matters and things therein provided for, contravene any provision of law applicable to the Borrower, or, to our knowledge, any judgment or decree applicable to the Borrower, the Certificate of Incorporation, as amended, or By-laws of the Borrower, or any indenture or material agreement to which the Borrower is a party or by which it or any of its properties is bound.
       (v) All authorizations, consents, approvals, filings, registrations, exemptions and regulatory approvals necessary to permit borrowings and requests for letters of credit by the Borrower under the Credit Agreement and the Applications have been obtained and remain in full force and effect.
       (vi) The making of the Loans and the application by the Borrower of the proceeds thereof do not violate Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.
       (vii) The Borrower is not an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.
       (viii) There is no litigation or governmental proceeding pending, or to the best of my knowledge threatened, against the Borrower or any Subsidiary which could reasonably be expected to (i) materially adversely affect the business and properties of the Borrower and its Subsidiaries on a consolidated basis or (ii) impair the validity or enforceability of any of the Loan Documents or materially impair the ability of the Borrower to perform its obligations under any of the Loan Documents.
The opinion of Raymond J. Kulla, Esq., shall cover such other matters relating to the Credit Agreement as the Banks may reasonably request and may rely upon an opinion of Canadian counsel with respect to the opinion required in paragraph (ii) regarding the Borrower's Canadian Subsidiary. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Borrower.

Respectfully submitted,


EXHIBIT D
GENERAL HOUSEWARES CORP.
COMPLIANCE CERTIFICATE

This Compliance Certificate is furnished to the Agent and the Banks pursuant to that certain Credit Agreement dated as of November 13, 1996, by and among the Borrower, the Agent and the Banks (the "Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

       1.      I am the duly elected ________________________ of the Borrower;
       2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;
       3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and
       4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.
Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of __________________, 19___.




SCHEDULE I
GENERAL HOUSEWARES CORP.
Compliance Calculations for Credit Agreement
Dated as of November 13, 1996
Calculations as of _________________, 19___

A.       Leverage Ratio (Section 8.7)
       1.     Obligations for Borrowed Money                    $_____________
       2.     Conditional Sale Obligations                      ______________
       3.     Guaranties                                        ______________
       4.     Take or pay (and similar) contract obligations   _______________
       5.     Debt (to the extent not otherwise included
              above) secured by liens or security interests    _______________
       6.     Capitalized Lease Obligations (to the extent
              not otherwise included above)                    _______________
       7.     Add Lines 1 through 6 (Total Indebtedness)       _______________
       8. Short term Indebtedness (other than current _______________ maturities of long term Indebtedness)
       9.     Line 7 minus Line 8 (Consolidated Funded Debt)
       10.    Total Stockholders Equity (Consolidated Net Worth$______________
       11.    Consolidated Funded Debt (Line 9 above)          _______________
       12.    Add Line 10 and Line 11 (or subtract Line 10
              from Line 11 if Line 11 is a negative number)    _______________
       13.    Ratio of Line 9 to Line 12                       _______: 1.0
       14.    Line 13 ratio must not be in an amount greater than     .45:1.0

B.       Consolidated Net Worth (Section 8.6).
       1.       Consolidated Net Worth
              (Line A.10. above)                              $_______________
       2. Line 1 must not be less than $45,000,000 (to be increased as provided in Section 8.6)

C.       Current Ratio (Section 8.9).
       1.       Consolidated current assets                   $_______________
       2.       Consolidated current liabilities              $_______________
       3.       Ratio of Line 1 to Line 2                             : 1.0
       4.       Line 3 ratio must not be in an amount less than   1.5 : 1.0

D.       Fixed Charge Coverage Ratio (Section 8.8).
       1.       Consolidated Net Earnings (including non-
              operating losses to the extent cash is reduced
              and excluding non-operating gains)              $_______________
       2.       Consolidated Interest Expense                 $_______________
       3.       Federal, state and local income taxes         $_______________
       4.       Payments due under operating leases (Rentals) $_______________
       5.       Sum of Lines 1 through 4 (Earnings Available
              for Fixed Charges)                              $
       6.       Consolidated Interest Expense
              (including capitalized leases)                  $_______________
       7.     Payments due under operating leases (Line D.4.
               above)                                          _______________
       8.       Sum of Lines 6 and 7       $
       9.       Ratio of Line 5 to Line 8                           to 1.0
       10.       Line 12 ratio must be equal to or greater than:    2.0 to 1.0


EXHIBIT E
FUNDED DEBT OF SUBSIDIARIES AND EXISTING SHORT TERM
INDEBTEDNESS OF BORROWER

1. Borrower's indebtedness to Merchant's Bank under $1,000,000 line of credit.



EXHIBIT F
LIENS
None



EXHIBIT G
GUARANTIES
       None



EXHIBIT H
DESCRIPTION OF FIRST COLONY AND AMERICAN MAYFLOWER DEBT
See Attached





GENERAL HOUSEWARES CORP.




THIRD LIMITED WAIVER AND
SECOND AMENDMENT TO NOTE AGREEMENTS




Dated as of November 15, 1996




Re:       Note Agreements dated as of November 15, 1994
and
$10,000,000 8.41% Senior Notes
due November 15, 2004






TABLE OF CONTENTS
Parties
SECTION 1.       WAIVERS
SECTION 2.       AMENDMENTS TO NOTE AGREEMENTS
Section 2.1.       Amendments to Section 5.7
Section 2.2.       Amendments to Section 5.12
Section 2.3.       Amendments to Section 8.1
SECTION 3.       RIGHT TO PUT NOTES
SECTION 4.       WARRANTIES AND REPRESENTATIONS
SECTION 5.       CONDITIONS PRECEDENT
Section 5.1.       Opinion of Counsel
Section 5.2.       Consent
Section 5.3.       Waiver and Amendment Fee
Section 5.4       Payment of Fees and Disbursements of Special Counsel
SECTION 6.       MISCELLANEOUS PROVISIONS
Section 6.1.       Effective Date
Section 6.2.       Ratification of Note Agreements
Section 6.3.       Counterparts
Section 6.4.       Reference to Note Agreements
Signature Page

Attachments to Waiver and Amendment:

Schedule I       Noteholders and Principal Amount of Notes Held
Annex A       Representations and Warranties of the Company
Annex B       Form of Closing Opinion of Counsel to the Company




GENERAL HOUSEWARES CORP.
THIRD LIMITED WAIVER AND
SECOND AMENDMENT TO NOTE AGREEMENTS
Re:       Note Agreements dated as of November 15, 1994
and
$10,000,000 8.41% Senior Notes
due November 15, 2004

 .c4.Parties;

To the Noteholders which are signatories       Dated as of
  to this Waiver and Amendment       November 15, 1996

Ladies and Gentlemen:

Reference is hereby made to the separate Note Agreements, each dated as of November 15, 1994 by and between General Housewares Corp., a Delaware corporation (the "Company"), and each of Northern Life Insurance Company, ReliaStar Bankers Security Life Insurance Society (formerly Bankers Security Life Insurance Society, successor to The North Atlantic Life Insurance Company of America) and Berkshire Life Insurance Company (herein referred to as the "Noteholders") under and pursuant to which $10,000,000 8.41% Senior Notes due November 15, 2004 of the Company were issued (such Note Agreements, as heretofore amended by that certain First Amendment to Note Agreements dated as of May 1, 1996 (the "First Amendment") among the Company and, among others, the Noteholders, are herein referred to as the "Note Agreements"). Although $20,000,000 of the 8.41% Senior Notes were originally issued, as hereinafter discussed the Company has prepaid $10,000,000 of such Senior Notes on November 15, 1996 leaving $10,000,000 of such Senior Notes outstanding (herein, the "Notes"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Note Agreements.
As set forth in that certain Certificate of the Company to the Noteholders dated April 22, 1996, the Company heretofore intended to (i) dispose of certain assets associated with its plant located in Sidney, Ohio which is commonly referred to as the Sidney Division (the "Sidney Disposition") to New Wagner, Inc., a corporation owned by William Cullen, and (ii) close certain retail stores located in Florida City, Florida, Las Vegas, Nevada and Tilton, New Hampshire (the "Store Closings"). The Company reported a net loss attributable to the planned Sidney Disposition and the Store Closings on its financial statements for the fiscal quarter ending on March 31, 1996 (the "First Quarter Loss"). Due to the effect of the First Quarter Loss and related matters on certain financial covenants in the Note Agreements, the Note Agreements were amended as set forth in the First Amendment.
As a result of the death of William Cullen prior to the consummation of the Sydney Disposition, the New Wagner, Inc. purchase of the Sidney Division was terminated. Subsequently, a new purchase agreement was entered into with Wagnerware Corporation (the "Wagnerware Purchase Agreement") to effect the Sidney Disposition. Since the purchase price for the Sidney Division was less under the Wagnerware Purchase Agreement than under the prior purchase agreement and because additional losses were incurred by the Sidney Division due to the deterioration of sales and earnings of the Sidney Division prior to the consummation of the sale to Wagnerware Corporation, the Company, in addition to the First Quarter Loss, recognized a loss of $771,000 attributable to the reduced purchase price and such additional losses, on its financial statements for the fiscal quarter ending June 30, 1996 (the "Second Quarter Loss").

       Section 5.7 of the Note Agreements requires that the Company maintain as of the end of the fiscal quarter ending September 30, 1996 the ratio of Earnings Available for Fixed Charges to Fixed Charges for the immediately preceding period of four consecutive fiscal quarters at not less than 1.60 to
1.00 (the "Required Coverage Ratio").

       Section 5.12 of the Note Agreements prohibits the Company from making any Restricted Payments if after giving effect thereto the aggregate amount of Restricted Payments made during the period from and after December 31, 1993 to and including the date of the making of the Restricted Payment in question would exceed the sum of (A) $4,000,000 plus (B) 50% of Consolidated Net Income for the period from and after the Closing Date (as defined in the Note Agreements) to and including the date of the making of the Restricted Payment in question, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit) (the "Restricted Payments Limitation").
The Company has prepaid on November 15, 1996 $10,000,000 aggregate principal amount of the 8.41% Senior Notes held by First Colony Life Insurance Company and its affiliate, American Mayflower Life Insurance Company, at an aggregate prepayment price of $10,799,332.79, which prepayment price consists of (i) $10,000,000 (aggregate principal amount outstanding on such Notes), plus (ii) $786,832.79 (aggregate Make-Whole Amount for such Notes), plus (iii) $12,500.00 (pro rata portion of the second half of the fee which the Company agreed to pay to the holders of the Notes in connection with the Second Limited Waiver dated August 13, 1996) (such prepayment of Notes is herein referred to as the "First Colony Prepayment").
Due to the combined effect of the First Quarter Loss, the Second Quarter Loss, smaller than expected earnings in the fiscal quarter ending September 30, 1996 and the First Colony Prepayment on its ability to comply with certain of its financial covenants in the Note Agreement, the Company desires that the Noteholders waive the Company's compliance with certain provisions of the Note Agreements and desires that the Note Agreements be further amended all as hereinafter set forth. Pursuant to Section 7.1 of the Note Agreements, holders of at least 66-2/3% in aggregate principal amount of the outstanding Notes (the "Requisite Holders") must waive compliance with such provisions and consent to such amendments. Since you are the holders of the outstanding Notes in the principal amounts set opposite your names on Schedule I, the Company hereby requests that you accept the waivers and amendments as set forth below. Upon satisfaction of the conditions precedent set forth in
Section 5 hereto this instrument shall constitute an agreement which waives certain provisions of the Note Agreements and amends the Note Agreements as of the Closing Date (defined below) in the respects, but only in the respects, hereinafter set forth:

SECTION 1.       WAIVERS;.

In consideration of the satisfaction of the conditions precedent set forth below, the undersigned Noteholders hereby waive (i) any rights to be prepaid pursuant to Section 7.2 of the Note Agreements in connection with the First Colony Prepayment, (ii) the requirement of Section 5.7 of the Note Agreements that the Company maintain the Required Coverage Ratio as of the end of the fiscal quarter ending September 30, 1996, (iii) the requirement of Section
5.12 of the Note Agreements that the Company comply with the Restricted Payments Limitation as it applies to the $300,000 quarterly dividend payment made by the Company on or about September 30, 1996, and (iv) the requirements of Section 5.12 of the Note Agreements, after giving effect to the amendments thereto set forth herein, as it applies to the $300,000 quarterly dividend payment which the Company expects to make on or about December 31, 1996.

SECTION 2.       AMENDMENTS TO NOTE AGREEMENTS;.

       Section 2.1. Amendments to Section 5.7;. Section 5.7 of the Note Agreements is amended and restated to read in its entirety as follows:

       "Section 5.7. Fixed Charges Coverage Ratio;. The Company will keep and maintain the ratio of Earnings Available for Fixed Charges to Fixed Charges as of the end of each fiscal quarter set forth below for the preceding fiscal period hereinafter specified (the "Fiscal Period") at not less than
1.75 to 1.00: (a) as of the end of the fiscal quarter ending December 31, 1996, the Fiscal Period shall be the fiscal quarters ending September 30, 1996 and December 31, 1996 (taken as a single accounting period), (b) as of the end of the fiscal quarter ending March 31, 1997, the Fiscal Period shall be the fiscal quarters ending September 30, 1996, December 31, 1996 and March 31, 1997 (taken as a single accounting period) and (c) as of the end of any fiscal quarter ending after March 31, 1996 (a "Later Fiscal Quarter"), the Fiscal Period shall be the immediately preceding period of four consecutive fiscal quarters (taken as a single accounting period) ending the last day of such Later Fiscal Quarter; provided, however, that in calculating compliance with this Section 5.7, Earnings Available for Fixed Charges and Fixed Charges shall be calculated without giving effect to the payment of the First Colony Premium or to the tax consequences resulting from such payment."

       Section 2.2. Amendments to Section 5.12;. Section 5.12(a) of the Note Agreements is amended and restated to read in its entirety as follows:

       "Section 5.12. Restricted Payments;. (a) The Company will not except as hereinafter provided:
       (1) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of common stock of the Company);
       (2) Directly or indirectly, or through any Subsidiary or through any Affiliate of the Company, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than (i) in exchange for or out of the net cash proceeds to the Company from the substantially concurrent issue or sale of shares of common stock of the Company or warrants, rights or options to purchase or acquire any shares of its common stock, and (ii) payments to any officer of the Company in connection with the exercise of such officer's stock appreciation rights granted pursuant to stock purchase plans of the Company and/or its Restricted Subsidiaries, to the extent such payments are required to be deducted in the calculation of Consolidated Net Income); or
       (3) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock;
(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options and all such other payments or distributions being herein collectively called "Restricted Payments"), if after giving effect thereto the aggregate amount of Restricted Payments made during the period from and after December 31, 1993 to and including the date of the making of the Restricted Payment in question would exceed the sum of (A) $4,500,000 plus (B) 50% of Consolidated Net Income for the period from and after January 1, 1995 to and including the date of the making of the Restricted Payment in question, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit); provided, however, that in calculating compliance with this Section 5.12, Consolidated Net Income shall be calculated without giving effect to the payment of the First Colony Premium or to the tax consequences resulting from such payment."

       Section 2.3. Amendments to Section 8.1;. (a) The definition of "Take-Back Notes" in Section 8.1 of the Note Agreements is hereby restated to read as follows:
"'Take-Back Notes' shall mean those certain promissory notes in the aggregate principal amount of $3,000,000 issued to the Company by Wagnerware Corporation, an Ohio corporation, as a portion of the purchase price for the Sidney Division, pursuant to an Asset Purchase Agreement dated as of August 1, 1996 between the Company and Wagnerware Corporation"
       (b) Section 8.1 of the Note Agreements is hereby amended by adding the following definition in alphabetical order:
"First Colony Premium" shall mean the $786,832.79 aggregate Make-Whole Amount paid to First Colony Life Insurance Company and its affiliate, American Mayflower Life Insurance Company, in connection with the Company's prepayment on November 15, 1996 of the Notes held by such parties."

SECTION 3.       RIGHT TO PUT NOTES;.

If, at any time during the period from the Closing Date to and including March 31, 1997, a Default or Event of Default shall occur under the Note Agreements or any event or condition occurs which would require the Company, in order to avoid the occurrence or continuation of a Default or Event of Default, to obtain a waiver or amendment of any provision of the Note Agreements with respect to such period (any such Default, Event of Default or other event or condition being herein referred to as a "Put Event"), then, within 30 days after such holder shall have obtained actual knowledge of the occurrence of any Put Event, any holder of a Note shall have the option and right by written notice to the Company (a "Put Notice") to require the Company to prepay, and if such option is exercised by such holder the Company shall prepay, its Notes on the date specified by such holder in such Put Notice (which date shall be not less than 10, nor more than 30, days after the date such Put Notice is delivered to the Company) at a price equal to the outstanding principal amount of such Notes plus accrued interest thereon to the date of such prepayment, together with a premium equal to the Make Whole Amount, determined as of two Business Days prior to the date of such prepayment. The Company shall provide written notice to all holders of Notes of any Put Event within three Business Days after the date on which a Responsible Officer of the Company acquires knowledge of such Put Event.

SECTION 4.       WARRANTIES AND REPRESENTATIONS;.

The Company represents and warrants that all representations and warranties set forth in Annex A attached hereto are true and correct as of the Closing Date.

SECTION 5.       CONDITIONS PRECEDENT;.

The effectiveness of this Third Limited Waiver and Second Amendment to Note Agreements (this "Waiver and Amendment") shall be subject to the fulfillment by the Company of the following conditions precedent on November 18, 1996 (the "Closing Date"):

       Section 5.1. Opinion of Counsel;. You shall have received from Raymond J. Kulla, Esq., counsel for the Company, his opinion dated the Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Annex B hereto.

       Section 5.2. Consent;. The Company shall have obtained the written consent of the Requisite Holders, as evidenced by their signatures at the foot of this Waiver and Amendment.

       Section 5.3. Waiver and Amendment Fee;. Each of the Noteholders shall have received the following fee (a "Waiver and Amendment Fee"), which fee shall be paid by bank wire transfer pursuant to the wiring instructions in
Schedule I of the Note Agreements or pursuant to any other written instructions provided to you:
NOTEHOLDERWaiver andAmendment FeeNorthern Life Insurance Company

                      $7,000.00
ReliaStar Bankers Security Life Insurance Society                    $2,500.00
Berkshire Life Insurance Company                                     $2,500.00
                                       Total                        $12,500.00
       Section 5.4 Payment of Fees and Disbursements of Special Counsel;. The Company shall have paid the reasonable fees and disbursements of Chapman and Cutler, special counsel to the Noteholders..c1.Section 6. Miscellaneous Provisions;.
       Section 6.1. Effective Date;. When the conditions precedent set forth in Section 3 hereof have been satisfied, this Waiver and Amendment shall become effective on and as of the Closing Date.

       Section 6.2. Ratification of Note Agreements;. Except as herein expressly waived and/or amended, the Note Agreements are in all respects ratified and confirmed. If and to the extent that any of the terms or provisions of the Note Agreements are in conflict or inconsistent with any of the terms or provisions of this Waiver and Amendment, this Waiver and Amendment shall govern.

       Section 6.3. Counterparts;. This Waiver and Amendment may be simultaneously executed in any number of counterparts, and all such counterparts together, each as an original, shall constitute but one and the same instrument.

       Section 6.4. Reference to Note Agreements;. Any and all notices, requests, certificates and any other instruments, including the Notes, may refer to the Note Agreements or the Note Agreements dated as of November 15, 1994, without making specific reference to this Waiver and Amendment, but all such references shall be deemed to include this Waiver and Amendment.

The execution hereof by you shall constitute an agreement between us for the uses and purposes hereinabove set forth, and this Waiver and Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.
 .c4.Signature Page;
GENERAL HOUSEWARES CORP.

By /s/Robert L. Gray
        Its Vice President of Finance/Treasurer

Accepted as of the Closing Date.
NORTHERN LIFE INSURANCE COMPANY
By /s/
       Its

RELIASTAR BANKERS SECURITY LIFE INSURANCE SOCIETY
By /s/
       Its

By /s/
       Its

BERKSHIRE LIFE INSURANCE COMPANY
By /s/
       Its





NAME OF NOTEHOLDER                                 PRINCIPAL AMOUNT OF
                                                       NOTES HELD
Northern Life Insurance Company                       $6,000,000.00

Reliastar Bankers Security Life                       $2,000,000.00
  Insurance SocietyBerkshire Life Insurance Company
$2,000,000.00

Representations and Warranties
The Company represents and warrants to you as follows:
       1. Corporate Organization and Authority. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;
       (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and
       (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.
       2. Waiver and Amendment is Legal and Authorized. (a) The compliance by the Company with all of the provisions of the Note Agreements, as amended by the Waiver and Amendment
       (i)       is within the corporate powers of the Company; and
       (ii) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company.
       (b) The execution and delivery of the Waiver and Amendment has been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Articles of Incorporation or By-laws of the Company or otherwise); and the Waiver and Amendment has been executed and delivered by the Company and the Note Agreements, as amended by the Waiver and Amendment, constitute the legal, valid and binding obligations, contracts nd agreements of the Company enforceable in accordance with their terms.
       3. The Company on August 16, 1996 consummated the sale of the Sidney Division to Wagnerware Corporation pursuant to the Asset Purchase Agreement dated as of August 1, 1996 between the Company and Wagnerware Corporation.
       4. No Defaults. After giving effect to the Waiver and Amendment, no Default or Event of Default has occurred and is continuing.
       5. Governmental Consent. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Waiver and Amendment.
       6. On November 15, 1996 the Company prepaid $10,000,000 aggregate principal amount of Notes held by First Colony Life Insurance Company and its affiliate, American Mayflower Life Insurance Company, at an aggregate prepayment price of $10,799,332.79, which prepayment price consisted of (i) $10,000,000 (aggregate outstanding principal amount of such Notes) plus (ii) 786,832.79 (aggregate Make-Whole Amount for such Notes) plus (iii) $12,500.00 (pro rata portion of the second half of the fee which the Company agreed to pay to the holders of the Notes in connection with the Second Limited Waiver dated August 13, 1996).



DESCRIPTION OF CLOSING OPINION
OF COUNSEL TO THE COMPANY

The closing opinion of Raymond J. Kulla, Esq., counsel for the Company, which is called for by 3.1 of the Waiver and Amendment, shall be dated the Closing Date and addressed to the Noteholders, shall be satisfactory in scope and form to the Noteholders and shall be to the effect that:
      1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and the corporate authority to execute and perform the Waiver and Amendment and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except where the failure to be so licensed or qualified will not have a materially adverse effect on the business and properties of the Company.
       2. The Waiver and Amendment has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and the Note Agreements, as amended by the Waiver and Amendment, constitute the legal, valid and binding contracts of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
       3. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Waiver and Amendment.
       4. The execution, delivery and performance by the Company of the Waiver and Amendment will not violate any provisions of any law or any order of any court or governmental agency or authority and will not conflict with or result in any breach of any of the provisions of, or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

The opinion of Raymond J. Kulla, Esq. shall cover such other matters relating to the execution and delivery of the Waiver and Amendment as the Noteholders may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company. The opinion of Raymond J. Kulla, Esq. may be relied upon by the Noteholders and their assignees and transferees.